UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
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Essex Property Trust, Inc.
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ESSEX

PROPERTY TRUST, INC.

**Proxy Statement for the
2023 Annual Meeting of Stockholders**

1100 Park Place, Suite 200
San Mateo, California 94403
March 24, 2023
Dear Stockholder:
You are cordially invited to attend the virtual 2023 annual meeting of stockholders (the “Annual Meeting”) of Essex Property Trust, Inc., a Maryland corporation (the “Company”), to be held online at www.virtualshareholdermeeting.com/ESS2023 on May 9, 2023, at 1:00 p.m., Pacific Time.
The attached notice of annual meeting and proxy statement describe the matters expected to be acted upon at the Annual Meeting. We urge you to review these materials carefully.
This year we are again furnishing proxy materials to our stockholders over the Internet. On or about March 24, 2023, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our notice of annual meeting, proxy statement, and 2022 Annual Report to Stockholders and how to vote. Some stockholders may, if they have so previously requested, receive these materials via email or paper copies by mail. If you only received a Notice of Internet Availability of Proxy Materials by mail, the notice of annual meeting also contains instructions on how you can receive a paper copy of the proxy materials and 2022 Annual Report.
Please use this opportunity to participate in the Annual Meeting by voting on the proposals to be presented. Whether or not you plan to attend the meeting virtually, please authorize your proxy via the Internet prior to 11:59 p.m. Eastern Time, on May 8, 2023, or if you are receiving a paper copy of the proxy statement, by telephone or by completing, signing, dating and returning a proxy card. Authorizing your proxy over the Internet, by telephone or by mailing a proxy card will ensure that your shares are represented at the Annual Meeting. Please review the instructions contained in the Notice of Internet Availability of Proxy Materials regarding each of these options. If you attend the Annual Meeting, you may vote online, even if you have previously mailed your proxy card.
Your vote is important to us and we appreciate your continued support of the Company.
Sincerely,

Michael J. Schall
Chief Executive Officer and President

Notice of Annual Meeting of Stockholders
To Be Held May 9, 2023
The virtual 2023 annual meeting of stockholders (the “Annual Meeting”) of Essex Property Trust, Inc., a Maryland corporation (the “Company”), will be held online at www.virtualshareholdermeeting.com/ESS2023 on May 9, 2023 at 1:00 p.m. Pacific Time, for the following purposes:
1.
To consider and vote upon the election of the following nominees to serve as directors of the Company until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified: Keith R. Guericke, Maria R. Hawthorne, Amal M. Johnson, Mary Kasaris, Angela L. Kleiman, Irving F. Lyons, III, George M. Marcus, Thomas E. Robinson, Michael J. Schall, and Byron A. Scordelis.

2.	To consider and vote upon the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2023.
3.	To consider and vote upon an advisory vote to approve the Company’s named executive officer compensation.
4.	To consider and vote upon an advisory vote to determine the frequency of named executive officer compensation advisory votes.
5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
The Board of Directors has fixed the close of business on February 24, 2023, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.
The Company will hold the Annual Meeting in a virtual-only meeting format again this year. Information on how to participate in the Annual Meeting is listed on page 10 of the accompanying proxy statement.
Your vote is important. Whether or not you expect to attend the Annual Meeting virtually, we urge you to submit your proxy and vote as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. You may authorize a proxy to vote your shares via the Internet until 11:59 p.m. Eastern Time, on May 8, 2023, or, if you have received and/or requested a paper copy of our proxy materials, by telephone or by mail, by completing, signing, dating and returning the proxy card in the envelope provided. If you attend the Annual Meeting in person, you may continue to have your shares voted as instructed on your proxy or you may withdraw your proxy at our Annual Meeting and vote your shares online. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.
By Order of the Board of Directors and on behalf of the Secretary of the Company,

Michael J. Schall
Chief Executive Officer and President
San Mateo, California
March 24, 2023

Table of Contents – Proxy Statement
ESSEX Property Trust, Inc. 2023 Proxy Statement	i

ii	ESSEX Property Trust, Inc. 2023 Proxy Statement

Executive Summary
This summary highlights certain information about Essex Property Trust, Inc., a Maryland corporation (the “Company”), and its 2023 annual meeting of stockholders (the “Annual Meeting”) and summarizes information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and we strongly recommend you read the entire proxy statement before voting. For more complete information regarding the Company and its 2022 performance, we recommend that you review the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023.
2023 Annual Meeting Information
▪	Date and Time:	Tuesday, May 9, 2023, at 1:00 p.m., Pacific Time
▪	Place:	www.virtualshareholdermeeting.com/ESS2023
▪	Record Date:	Close of business on February 24, 2023
The Company will hold the Annual Meeting in a virtual-only meeting format again this year. At the Annual Meeting, we are asking our stockholders to consider and vote on the following matters:
Proposal	Board Recommendation

PROPOSAL 1: Election of Directors

▪ The Company’s Board of Directors (the “Board”) recommends a vote FOR the election of each of the following nominees to serve as directors until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified: Keith R. Guericke, Maria R. Hawthorne, Amal M. Johnson, Mary Kasaris, Angela L. Kleiman, Irving F. Lyons, III, George M. Marcus, Thomas E. Robinson, Michael J. Schall, and Byron A. Scordelis.

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

▪ The Board recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

PROPOSAL 3: Advisory Vote on the Company’s Named Executive Officer Compensation

▪ The Board recommends a vote FOR the approval, on an advisory basis, of the Company’s named executive officer compensation.

PROPOSAL 4: Advisory Vote on Frequency of Named Executive Officer Compensation Vote

▪ The Board recommends a vote for the approval, on an advisory basis, of the frequency of named executive officer compensation advisory votes every 1 YEAR.

ESSEX Property Trust, Inc. 2023 Proxy Statement	1

2022 Business Highlights
▪	Reported Net Income per diluted share of $6.27 for the full year compared to $7.51 in 2021.
▪
Achieved Core Funds from Operations (“FFO”) per diluted share growth of 16.2% for the full-year, exceeding the high end of our initial guidance range and our highest year-over-year increase in a decade.(1)

▪	Grew same-property revenues and net operating income (“NOI”) 10.3% and 13.2%, respectively, both exceeding the high end of the Company’s initial guidance range.(1)
▪	Extended two joint venture partnerships, Wesco III, LLC and Wesco IV, LLC, earning $54.6 million of promote interest related to the strong performance of these ventures.
▪	28th consecutive year of increasing cash dividends: the Company raised its annual dividend by $0.44 to $8.80 per common share in 2022.
▪	Acquired or increased ownership interest in three apartment communities consisting of 590 apartment homes for a total contract price of $215.9 million.
▪	Sold one apartment community consisting of 250 apartment homes for a total contract price of $160.0 million.
▪
Committed $127.0 million in nine structured finance investments at a weighted average return of 10.2%. Received $243.1 million in redemption proceeds from seven structured finance investments at a weighted average return of 10.4%.

▪	Repurchased 740,053 shares of common stock totaling $189.7 million, including commissions, at an average price per share of $256.37.
▪
Named to Newsweek's list of America's Most Responsible Companies for the second consecutive year in 2022. The Company ranked 2nd among multifamily REITs and 105 out of a list comprised of 500 of the nation's largest public corporations.

▪
Published our inaugural Task Force for Climate Related Disclosures (“TCFD”) report in 2022. With this report, the Company expanded its reporting and transparency with respect to environmental initiatives by incorporating the TCFD framework into our ongoing Environmental, Social and Governance ("ESG") strategy and further aligning with other reporting standards from the Global Reporting Index (“GRI”), Sustainable Accounting Standards Board (“SASB”), and United Nations Sustainable Development Goals (“SDGs”).

▪
Participated in the Global Real Estate Sustainability Benchmark (“GRESB”) assessment for the seventh consecutive year in 2022, earning our seventh consecutive “Green Star” in recognition of our sustainability performance.

(1)	For a discussion of the calculation of Core FFO and NOI and reconciliations to the most directly comparable measures under U.S. generally accepted accounting principles (U.S. GAAP), see Appendix A.
2	ESSEX Property Trust, Inc. 2023 Proxy Statement

Long-Term Performance Charts
▪	Among the highest total returns of all public U.S. REITs in existence since our IPO in 1994.
▪	Generated a total return to stockholders of 3,839% or a 13.7% compounded annual growth rate since our IPO in 1994.

A S&P 500 DIVIDEND ARISTOCRAT ONLY APARTMENT REIT IN INDEX
7.7% FFO PER SHARE CAGR(2) FROM IPO IN 1994 THROUGH 2022	6.1% DIVIDEND GROWTH CAGR FROM IPO IN 1994 THROUGH 2022	28th CONSECUTIVE ANNUAL INCREASE IN THE ESSEX DIVIDEND ANNOUNCED IN FEBRUARY 2022
(2) For a discussion of the calculation of Core FFO and NOI and reconciliations to the most directly comparable measures under U.S. generally accepted accounting principles (U.S. GAAP), see Appendix A.
Dividend Per Share
▪	We are an S&P 500 Dividend Aristocrat, increasing cash dividends for 28 consecutive years with 427% cumulative dividend growth since the Company’s IPO in 1994.

ESSEX Property Trust, Inc. 2023 Proxy Statement	3

Same-Property NOI and Core FFO Growth
▪	Our same-property NOI and Core FFO growth have exceeded our peer average by 15% and 74%, respectively, since 2010.

For a discussion of the calculation of Core FFO and NOI and reconciliations to the most directly comparable measures under U.S. generally accepted accounting principles (U.S. GAAP), see Appendix A.
4	ESSEX Property Trust, Inc. 2023 Proxy Statement

Corporate Governance Highlights
Best Practices
The Company believes in establishing and maintaining high standards of corporate governance, and it looks to improve and implement additional corporate governance measures designed to best serve the interests of the Company and stockholders and further align the interests of the Board and management with those of our stockholders. A summary of certain of our most important corporate governance policies and practices is detailed below:

The Board is accountable to our stockholders	▪ Stockholders Annually Elect the Board of Directors Using a Majority Voting Standard
▪ 95% Three-Year Average Stockholder Approval of Named Executive Officer Compensation Pursuant to Annual Say-on-Pay Vote
▪ Proxy Access Provision in Company's Bylaws
▪ Stockholder Power to Amend Company's Bylaws
▪ No Stockholder Rights Plan (or “Poison Pill”)

Executive compensation policies closely align with stockholder interests	▪ Executive Compensation Driven by Performance
▪ No Employment Agreements
▪ Compensation Clawback Policy
▪ Director and Executive Officer Stock Ownership Guidelines
▪ No Tax Gross-Ups
▪ Annual Performance Evaluations of All Named Executive Officers, Board and Committees

The Board has a robust, independent leadership structure	▪ Separate Chairman and Chief Executive Officer
▪ 7 of 10 Directors are Independent
▪ Lead Independent Director
▪ Regular Executive Sessions of Independent Directors

The Company is committed to corporate social responsibility efforts in order to create stockholder value	▪ Annually Publish ESG Report
▪ Formal Oversight over ESG Goals and Diversity, Equity and Inclusion ("DEI") efforts by Nominating and Corporate Governance Committee ("Nominating Committee")
▪ Significant board representation by women and ethnically diverse individuals

The Board follows practices and structures that are in the best interests of our stockholders	▪ Anti-Hedging and Pledging Policies
▪ Internal Disclosure Committee for Financial Reporting
▪ Regular Succession Planning
▪ Maintain Political Contributions Policy
▪ Effective Board Risk Oversight
ESSEX Property Trust, Inc. 2023 Proxy Statement	5

Corporate Governance Policies
Code of Business Conduct and Ethics - Our Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”), which governs business decisions made and actions taken by our directors, officers and employees. All employees receive training on the Code of Ethics.
Corporate Governance Guidelines - Our Board has adopted Corporate Governance Guidelines to monitor policy and decision making at the Board and management levels and to provide the Company’s stockholders and other interested parties with insight into the Company’s corporate governance practices.
Policy on Political Contributions - Our Board has adopted a policy on Political Contributions, which governs Company and key employees’ contributions to political action committees, officeholders and candidates.
Policy on Hedging and Pledging Essex Equity Securities - Our Board has adopted a policy governing the hedging and pledging of Essex equity securities by our officers and directors, prohibiting the hedging of Essex equity securities and strictly limiting the pledging of Essex equity securities. The Company and all officers and directors are in compliance with this policy.
Stock Ownership Guidelines - Our Board has adopted Stock Ownership Guidelines to align the interests of the Board and key executives with the interests of stockholders.
Human Rights Statement - Our Board has adopted a Human Rights Statement that outlines our commitments to fundamental human rights principles and labor standards.
Vendor Code of Conduct - Our Board has adopted a Vendor Code of Conduct, which aligns our vendors, contractors, consultants and professional service providers with our internal Code of Ethics.
Climate Change and Environmental Policies - Our Board has adopted a Climate Change Policy and an Environmental Policy, which outline our commitments to reducing our greenhouse gas emissions and waste streams, while maximizing our resource efficiency.
Copies of these documents are available on our website at http://www.essex.com under the heading “Investors” and subheading “Corporate Governance” and copies will be provided to any stockholder upon written request to Ms. Anne Morrison, Secretary, Essex Property Trust, Inc., 1100 Park Place, Suite 200, San Mateo, California 94403. The Company will post all amendments to, and with respect to the Code of Ethics, waivers from any provision of, these documents on its website. Please note that the information or separate reports contained on or posted to the website (including these or other referenced documents) is not incorporated by reference in, or considered part of, this proxy statement.
6	ESSEX Property Trust, Inc. 2023 Proxy Statement

ESG and Sustainability
ESG Governance
Essex remains committed and steadfast in its efforts to develop a world-class ESG program, an important and fundamental element of our ESG strategy. In 2022, we published our fourth annual Corporate Social Responsibility ("CSR") Report to summarize our significant accomplishments with respect to ESG matters as well as the status of ongoing initiatives and progress related to future goals. We believe these initiatives will benefit our Company and increase long-term stockholder value by improving the appeal of our communities to prospective and existing residents and making our Company a positive and attractive place to work.
We have a formal reporting and oversight structure for the Company’s long-term ESG strategy and goals. Our ESG Steering Committee (“ESG Committee”) is composed of key members from various departments and chaired by our Chief Compliance Officer. The ESG Committee meets approximately six times per year and is responsible for setting strategy and long-term ESG targets, and monitoring ESG performance across the Company. The ESG Committee’s targets and strategy are reported to the Nominating Committee, which formally oversees ESG strategy, goals and initiatives, including DEI efforts and ESG strategy. Additionally, our management team regularly reports to the Nominating Committee and full Board on ESG matters.

Corporate Transparency
The Company continues to improve its transparency with respect to target metrics by incorporating the recommendations of the TCFD into our ongoing ESG strategy. This incorporation will align our annual reporting with standards from the TCFD and also GRI, SASB and SDGs. Additionally, the Company completed a climate risk assessment in 2022 to detect physical and transition risks to which Essex may be exposed. The findings from the assessment will be used to inform scenario planning efforts and develop a climate change action plan for risk mitigation strategies.

TCFD Task Force on Climate-related Financial Disclosures	GRI Global Reporting Index	SASB Sustainable Accounting Standards Board	SDGs United Nations Sustainable Development Goals
More information on our ESG goals and initiatives can be found in our 2021 CSR Report and 2021 TCFD Report, both of which are available on our website at www.essex.com, and in our 2022 ESG Report which we expect to make available on our website in May 2023. ESG-related information provided in our ESG reporting, including such reporting in our proxy statement, is not necessarily “material” under the federal securities laws for SEC reporting purposes, but is instead informed by various ESG standards and frameworks (including standards for the measurement of underlying data), and the interests of various stakeholders. Much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. For example, our disclosures based on any standards may change due to revisions in framework requirements, availability of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control.
ESSEX Property Trust, Inc. 2023 Proxy Statement	7

Company Highlights
Environmental Sustainability
The environmental impact of housing and its energy consumption is primarily driven by location and structure type. Multifamily housing is one of the most environmentally sustainable options, all other factors being equal, and housing near major job nodes and transit centers further helps to reduce energy consumption by offering walkable access to jobs or effective public transit options to reduce a resident’s reliance on automobiles to access their workplaces. The Company expects to continue to own and develop multifamily communities in proximity to major employment and public transit centers.
In addition to owning and developing multifamily communities near job centers or public transit options, the Company will continue to operate apartment communities in pursuit of sustainable returns for our stockholders and will continue to provide efficient living spaces that allow our residents to reduce their environmental footprint. We pursue a variety of ongoing environmental initiatives that encourage sustainability and make our communities more appealing to residents. Some of these initiatives are as follows:

(1)	Of our remaining 17 communities, 14 do not have separate recycling as sorting is completed off-site at the haulers facility and 3 are part of homeowner’s associations under tenant control.
In 2022, the Company continued to expand its sustainability efforts, including the following highlights:
▪	The Company earned a seventh consecutive Global Real Estate Sustainability Benchmark (GRESB) “Green Star” recognition for its sustainability performance and an “A” rating for public disclosure.
▪
The Company amended its $1.2 billion unsecured line of credit facility and a smaller unsecured credit facility to incorporate a sustainability-linked pricing component if the Company achieves certain environmental goals. The Company met the goals outlined in the sustainability-linked pricing component for 2021.

▪
The Company’s Asset Management team continued its focus on reducing energy consumption, water consumption and greenhouse gas emissions through the installation of greywater systems, LED lighting, solar panel installation, EV chargers and energy-efficient appliances, including the installation of 9 rooftop solar projects, which allow our communities to use onsite renewable energy, and the retrofitting of an additional 12 communities with LED lighting.

▪	The Company was included on Newsweek’s Most Responsible Companies List for a third consecutive year.
▪	The Company joined the U.S. Environmental Protection Agency’s ENERGY STAR program as an official partner.

8	ESSEX Property Trust, Inc. 2023 Proxy Statement

Social Responsibility

Other DEI Achievements

DEI in the Workplace	▪ The Company was recognized as a member of Bloomberg’s 2023 Gender Equality Index for the second consecutive year.
▪ The Company continued to improve its gender representation and representation of directors from ethnically diverse backgrounds on its board of directors.
▪ Over 57% of the Company’s corporate employees self-identified as women.
▪ 60% of the Company’s managerial positions are held by women, 60% of the Company’s named executive officers are women and 56% of the Company’s senior executives are women.
▪ The Company conducts an annual gender pay equity analysis and confirmed gender pay parity for the second year in a row.
▪ 54% of the Company’s managerial positions are held by people of color, 20% of the Company's named executive officers are people of color and 22% of its senior executives are people of color.

Career Development
▪ 89% of employees participated in engagement surveys conducted throughout the year. The Company scored an 8.3 out of 10 among surveyed employees on key drivers of employee experience, including organizational fit, meaningful work, management support, recognition and DEI.

▪ Over 20,000 training hours were provided to employees by Human Resources in 2022 to support career development.

$125,192 TOTAL SPEND IN EXCELLENCE AWARDS	$279,122 TOTAL SPEND IN SPOT BONUSES	$108,741 TOTAL SPEND IN STRETCH BONUSES	297 TOTAL NUMBER OF SPOT OR STRETCH BONUSES	$473,500 TOTAL SPEND IN TENURE BONUSES
ESSEX Property Trust, Inc. 2023 Proxy Statement	9

PROXY STATEMENT
2022 Annual Meeting of Stockholders
Tuesday, May 9, 2023
ESSEX PROPERTY TRUST, INC.
1100 Park Place, Suite 200
San Mateo, California 94403
Information Concerning Solicitation and Voting
This proxy statement is furnished to the holders of the outstanding shares of common stock, par value $.0001 per share (the “Common Stock”), of Essex Property Trust, Inc., a Maryland corporation (the “Company” or “Essex”), in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies in the accompanying form for exercise at the virtual 2023 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held online on May 9, 2023 at 1:00 p.m., Pacific Time, at www.virtualshareholdermeeting.com/ESS2023, and any postponement or adjournment thereof.
This proxy statement and the accompanying notice of annual meeting, proxy card and 2022 Annual Report to Stockholders are first being made available to stockholders on or about March 24, 2023.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 9, 2023.
The proxy statement, notice of annual meeting, proxy card, and 2022 Annual Report to Stockholders are available electronically at http://materials.proxyvote.com/297178.
Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet, instead of mailing paper copies to each stockholder. Accordingly, on or about March 24, 2023, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice, containing instructions on how to access our proxy materials and 2022 Annual Report to Stockholders and how to vote. The Notice is not itself a proxy and cannot itself be used to vote your shares. If you received only a Notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice or on the website referred to in the Notice. Some stockholders may, if they have so requested previously, receive these materials via email or receive paper copies by mail.
How to Participate in the Annual Meeting
The Annual Meeting will again be a completely virtual meeting of stockholders, which will be conducted via live webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on February 24, 2023 (the “Record Date”) or if you hold a valid proxy for the Annual Meeting.
You will be able to participate in the Annual Meeting online and all verified stockholders will be able to submit questions during the meeting by visiting www.virtualshareholdermeeting.com/ESS2023. To participate in and/or ask questions at the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of the Proxy Materials, on your proxy card, or on the instructions from your broker that accompanied your proxy materials. Questions may be submitted throughout the Annual Meeting via the question box provided on the webpage and may be addressed by the Company prior to the conclusion of voting. The Company will answer stockholder questions directly related to the business conducted at the Annual Meeting, as determined by the Chairman of the Board.
You may access copies of the Company’s proxy statement and annual report by visiting www.proxyvote.com.
The meeting will begin promptly at 1:00 p.m., Pacific Time, on May 9, 2023. Online access will begin at 12:45 p.m., Pacific Time, and we encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the VSM Shareholder Meeting Basic Support Line - TFN: 844-986-0822 / International: 303-562-9302.
10	ESSEX Property Trust, Inc. 2023 Proxy Statement

Who Can Vote
You are entitled to vote if you were a holder of record of Common Stock as of the close of business on February 24, 2023 (the “Record Date”). Your shares may be voted at the Annual Meeting only if you are present during the virtual meeting or represented by a valid proxy. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.
Voting Procedures
Stockholders of record as of the Record Date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting. If you choose not to attend the Annual Meeting virtually, you may still authorize your proxy via the Internet or by telephone until 11:59 p.m. Eastern Time, on May 8, 2023, or by completing, signing, dating and returning a proxy card. The instructions for how to authorize your proxy are located on your Notice of Internet Availability of the Proxy Materials, on your proxy card, or on the instructions from your broker that accompanied your proxy materials.
The presence at the Annual Meeting, either in person or by proxy, of stockholders holding a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum for purposes of the Annual Meeting. Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each proposal. As of the Record Date, there were 64,463,822 shares of Common Stock outstanding.
If your shares are held in the name of a broker, you should receive a voting instruction form from your broker. Your broker will vote your shares in the manner you timely indicate pursuant to the voting instruction form. If you do not timely indicate your voting instructions to your broker, the broker will not be permitted to vote your shares at the Annual Meeting on Proposal No. 1 (election of directors), Proposal No. 3 (advisory vote to approve the Company’s named executive officer compensation) or Proposal No. 4 (advisory vote on the frequency of named executive officer compensation advisory votes) because such proposals are not routine matters under the New York Stock Exchange (“NYSE”) rules. However, your broker may in its discretion vote your shares on Proposal No. 2 (ratification of KPMG LLP) if you do not timely indicate voting instructions on that proposal because the proposal is a routine matter under the NYSE rules.
Counting of Votes
Shares of Common Stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., a vote that is not cast on a non-routine manner by a broker that is present (in person or by proxy) at the Annual Meeting because the shares entitled to cast the vote are held in street name, the broker lacks discretionary authority to vote the shares and the broker has not received voting instructions from the beneficial owner) will be counted as shares that are present for purposes of determining the presence of a quorum.
With respect to Proposal No. 1 (election of directors), our Seventh Amended and Restated Bylaws, as amended (the “Bylaws”), include a majority voting standard for the election of directors in uncontested elections, which are generally defined as elections in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “FOR” or “AGAINST” each nominee. Cumulative voting is not permitted. Under the majority voting standard, in uncontested elections of directors such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote, assuming a quorum is present at the Annual Meeting. A majority of the votes cast means that the number of votes cast “FOR” a candidate for director exceeds the number of votes “AGAINST” as to that candidate for director. Brokers do not have discretionary authority to vote for directors. Abstentions and broker non-votes, if any, will not count as votes cast as to a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.
In accordance with our Bylaws, in this election, an incumbent candidate for director who does not receive the required votes for re-election is expected to offer his or her resignation to the Board. The Nominating Committee will then make a determination as to whether to accept or reject the offer of resignation and will submit such recommendation for consideration by the Board. Generally within 90 days after certification of the election results of the stockholder vote, we will publicly disclose the decision regarding any offer of resignation in a filing of a Current Report on Form 8-K with the SEC or by other public announcement. If a director’s offer to resign is not accepted by the Board, such director will continue to serve until his or her successor is duly elected, or his or her earlier death, resignation, retirement or removal.
Approval of each of Proposals No. 2 (ratification of KPMG LLP) and No. 3 (advisory vote to approve the Company’s named executive officer compensation) requires the affirmative vote of a majority of all the votes cast on the matter at the Annual Meeting, assuming a quorum is present at the Annual Meeting. For purposes of the votes on Proposals No. 2 and No. 3, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote on such proposals.
ESSEX Property Trust, Inc. 2023 Proxy Statement	11

Proposal No. 4 (advisory vote on the frequency of named executive officer compensation advisory votes) allows our stockholders to select from the following alternatives (as required under SEC rules): 1 year, 2 years, 3 years or abstain. The affirmative vote of a majority of all the votes cast on the matter at the Annual Meeting is required to approve one of the selections under this advisory proposal. If none of the frequency alternatives (1 year, 2 years or 3 years) receives a majority of the votes cast, we will consider the highest number of votes cast by stockholders to be the frequency that has been selected by our stockholders. Abstentions or broker non-votes on this proposal will not affect the outcome of the vote on the proposal.
Stockholder votes will be tabulated by the persons appointed by the Board to act as inspectors of election for the Annual Meeting. The shares of Common Stock represented by properly executed proxy cards will be voted at the Annual Meeting as indicated or, if no instruction is given on a properly executed proxy card, in accordance with the recommendation of the Board, as set forth below.
Board Recommendations
The Board recommends that stockholders vote:
▪	FOR the election of the Board’s nominees named herein;
▪	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;
▪	FOR the approval, on an advisory basis, of the Company’s named executive officer compensation; and
▪	for the approval, on an advisory basis, of the frequency of future stockholder advisory votes every 1 YEAR.
The Company does not presently know of any other business that may come before the Annual Meeting. If any other business is properly brought before the Annual Meeting, the persons named in the enclosed proxy will act thereon in their discretion.
No person is authorized to make any representation with respect to the matters described in this proxy statement other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by us or any other person.
Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company, to the attention of Ms. Anne Morrison, Secretary, Essex Property Trust, Inc., 1100 Park Place, Suite 200, San Mateo, California 94403, a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting during the meeting. Attendance at the Annual Meeting will not by itself revoke a proxy.
Solicitation of Proxies
The Company will bear all costs of soliciting proxies for the Annual Meeting. These costs include the expense of preparing and furnishing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to stockholders. The Company may conduct solicitation of proxies personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.
Email Access to Proxy Materials
Stockholders who previously elected to receive the proxy statement and the 2022 Annual Report to Stockholders over the Internet will be receiving an email on or about March 24, 2023, with information on how to access stockholder information and instructions for authorizing a proxy over the Internet. The Company encourages its stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to the Company associated with the printing and mailing of materials.
Stockholders of record wishing to receive future stockholder materials via email may elect this option by following the instructions provided when voting over the Internet at http://www.proxyvote.com. Upon electing to view future proxy statements and annual reports over the Internet, stockholders will receive an email notification next year with instructions containing the Internet address of those materials. The choice to view future proxy statements and annual reports over the Internet will remain in effect until the stockholder contacts their broker or the Company to rescind such instructions. Internet access does not have to be elected each year. Stockholders who elected to receive the proxy statement electronically over the Internet and who would now like to receive a paper copy of the proxy statement so that they may submit a paper proxy in lieu of an electronic proxy should contact either their broker or the Company.
12	ESSEX Property Trust, Inc. 2023 Proxy Statement

Householding of Annual Meeting Materials
Some brokers and other nominee record holders may be participating in the practice of “householding” Notices of Internet Availability of Proxy Materials or proxy statements and annual reports, as applicable. This means that only one copy of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of each applicable document to any stockholder who contacts the Company’s investor relations department by written request to the Company at Attn: Investor Relations, 1100 Park Place, Suite 200, San Mateo, California 94403 or by telephone at (650) 655-7800 requesting such copies. If a stockholder is receiving multiple copies at the stockholder’s household and would like to receive a single copy for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the applicable document.
ESSEX Property Trust, Inc. 2023 Proxy Statement	13

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of shares of Common Stock as of the Record Date for (i) each person known by the Company to hold more than 5% of the outstanding shares of Common Stock, (ii) each director, each director nominee, and each of the executive officers named in the Summary Compensation Table below and employed by the Company on the Record Date, and (iii) all directors and executive officers as a group. As of the Record Date, there were 64,463,822 shares of Common Stock outstanding.
Beneficial ownership in the following table is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding and shares underlying long term incentive plan units (“LTIP Units”), which are currently non-forfeitable or are non-forfeitable within 60 days of the Record Date, are also deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table below has sole voting and investment power with respect to the shares set forth opposite such person’s name. Unless otherwise stated, the address of all directors and executive officers is c/o Essex Property Trust, Inc., 1100 Park Place, Suite 200, San Mateo, California 94403.
Name	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock Outstanding(2)
Incumbent Directors and Executive Officers
George M. Marcus(3)	1,943,894	2.94%
Keith R. Guericke(4)	94,347	*
Michael J. Schall(5)	259,374	*
Angela L. Kleiman(6)	61,351	*
Barb M. Pak(7)	17,292	*
Adam W. Berry(8)	45,553	*
Anne Morrison(9)	5,116	*
Irving F. Lyons, III(10)	21,864	*
Thomas E. Robinson(11)	22,667	*
Byron A. Scordelis(12)	7,873	*
Amal M. Johnson(13)	14,081	*
Mary Kasaris(14)	5,800	*
Maria R. Hawthorne	1,170	*
All incumbent directors and executive officers as a group (13 persons)(15)	2,500,382	3.80%
5% or greater stockholders
The Vanguard Group, Inc.(16) 100 Vanguard Blvd. Malvern, PA 19355	10,708,186	16.6%
BlackRock, Inc.(17) 55 East 52nd Street New York, NY 10055	7,074,866	11.0%
State Street Corporation(18) One Lincoln Street Boston, MA 02111	6,810,970	10.6%
*	Less than 1%.
(1)
Mr. Marcus, certain officers and directors of the Company and certain other entities and investors own limited partnership interests in Essex Portfolio, L.P., a California limited partnership (the “operating partnership” or “EPLP”), which as of February 24, 2023 aggregated to

14	ESSEX Property Trust, Inc. 2023 Proxy Statement

approximately a 3% limited partnership interest. As of February 24, 2023, the Company had an approximately 97% general partnership interest in the operating partnership. The limited partners of the operating partnership share with the Company, as general partner, in the net income or loss and any distributions of the operating partnership. Pursuant to the partnership agreement of the operating partnership, limited partnership interests can be exchanged into shares of Common Stock.
(2)
With respect to shares of Common Stock, assumes the exchange of the limited partnership interests (including LTIP Units) in the operating partnership and in other entities (such as DownREITs) held by such person, if any, into shares of Common Stock. The total number of shares outstanding used in calculating this percentage assumes that none of the limited partnership interests or vested options held by other persons are exchanged or converted into shares of Common Stock and is based on 64,463,822 shares of Common Stock outstanding as of the Record Date. If all outstanding director and officer limited partnership interests (including LTIP Units) in the operating partnership, and vested options, were exchanged for shares of Common Stock that would result in an additional 2,260,842 outstanding shares of Common Stock.

(3)
Includes 960,154 shares of Common Stock that may be issued upon the exchange of Mr. Marcus’ limited partnership interests in the operating partnership and certain other partnerships. Includes 301,597 shares and 15,941 shares of Common Stock that may be issued upon the exchange of all the limited partnership interests in the operating partnership held by the Marcus & Millichap Company (“MMC”) and Essex Portfolio Management Company (“EPMC”) as well as 66,575 shares of Common Stock that may be issued upon the exchange of all DownREIT interests held by MMC Investments, LLC (“MMCI”) and 234,306 shares of Common Stock that may be issued upon the exchange of all DownREIT interests held by SAC Redwood City Venture, LLC (“SACRCV”). Also includes 137,000 shares of Common Stock held by MMC, 31,402 shares of Common Stock held in the Marcus & Millichap Company 401(k) Plan (the “MMC 401(k) Plan”), 18,000 shares held by the MMC Foundation, and 4,000 shares of Common Stock held by Mr. Marcus’ children. Mr. Marcus is a principal stockholder of each of MMC, EPMC, and MMCI and may be deemed to own beneficially, and to share the voting and dispositive power of 773,419 shares of Common Stock (including shares issuable upon exchange of limited partnership or DownREIT interests). Mr. Marcus disclaims beneficial ownership of (i) all shares and limited partnership or DownREIT interests held by MMC, the MMC Foundation and MMCI, and (ii) 6,376 shares of Common Stock that may be issued upon conversion of limited partnership interests held by EPMC. In connection with a loan facility led by Comerica Bank, MMC has pledged to Comerica 125,574 shares of Common Stock.

(4)
Includes 66,519 shares of Common Stock that may be issued upon the exchange of all of Mr. Guericke’s limited partnership interests in the operating partnership. Also includes 2,295 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date. In connection with a loan obtained from Morgan Stanley, Mr. Guericke has pledged to Morgan Stanley 13,513 shares of Common Stock.

(5)
Includes 97,579 shares of Common Stock that may be issued upon the exchange of all of Mr. Schall’s limited partnership interests in the operating partnership. Also includes 3,614 shares of Common Stock held in the Essex Property Trust, Inc. 401(k) Plan (the “Essex 401(k) Plan”), 90,174 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date, and 23,363 shares that may be issued in exchange for LTIP Units. The aforementioned shares and limited partnership interests in the operating partnership, except for the shares held for his benefit in the Essex 401(k) plan and shares directly held by Mr. Schall’s spouse, are held in a family partnership in which Mr. Schall and Ann Schall are the majority partners. Mr. Schall disclaims beneficial ownership of 43,277 shares that may be issued upon the exchange of limited partnership interests in the operating partnership; 10,362 shares that may be issued in exchange for LTIP Units; and 25,692 shares of Common Stock.

(6)
Includes 4,000 shares of Common Stock that may be issued upon the exchange of all of Ms. Kleiman’s limited partnership interests in the operating partnership. Includes 41,910 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date and 7,331 shares that may be issued in exchange for LTIP Units.

(7)	Includes 13,807 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.
(8)
Includes 9,000 shares of Common Stock that may be issued upon the exchange of all of Mr. Berry’s limited partnership interests in the operating partnership. Also includes 25,888 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date, and 7,331 shares that may be issued in exchange for LTIP Units.

(9)	Includes 4,409 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.
(10)	Includes 13,992 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.
(11)
Includes 19,013 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date. Also includes 3,654 shares of Common Stock held in family trusts as to which Mr. Robinson has the power to dispose and vote the shares.

(12)
Includes 4,948 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date. Also includes 2,425 shares of Common Stock held in family trusts as to which Mr. Scordelis has the power to dispose and vote the shares.

(13)
Includes 11,581 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date. Also includes 500 shares of Common Stock held in family trust as to which Ms. Johnson has the power to dispose and vote the shares.

(14)
Includes 4,180 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date. 450 shares are held in a family trust as to which Ms. Kasaris has the power to dispose and vote the shares.

(15)
Includes 1,755,671 shares of Common Stock that may be issued upon the exchange of all of the executive officers’ and directors’ limited partnership interests in the operating partnership and certain other partnerships and 232,197 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date. Also includes 38,025 shares that may be issued in exchange for LTIP Units.

(16)
As reported on a Schedule 13G/A filed February 9, 2023, The Vanguard Group, Inc. stated that it has shared voting power over 148,257 shares, sole dispositive power over 10,384,051 shares and shared dispositive power over 324,135 shares.

(17)	As reported on a Schedule 13G/A filed February 10, 2023, BlackRock, Inc. stated that it has sole voting power over 6,435,253 shares and sole dispositive power over 7,074,866 shares.
(18)	As reported on a Schedule 13G/A filed February 10, 2023, State Street Corporation stated that it has shared voting power over 5,652,464 shares and shared dispositive power over 6,787,595 shares.
ESSEX Property Trust, Inc. 2023 Proxy Statement	15

PROPOSAL 1
Election of Directors
At the Annual Meeting, the following individuals are each nominated for election as directors to serve until the annual meeting of stockholders in 2024 and until their successors are duly elected and qualified: Keith R. Guericke, Maria R. Hawthorne, Amal M. Johnson, Mary Kasaris, Angela L. Kleiman, Irving F. Lyons, III, George M. Marcus, Thomas E. Robinson, Michael J. Schall and Byron A. Scordelis. Each of the nominees is currently a director of the Company. Each of the nominees has consented, if elected as a director of the Company, to serve until his or her term expires.
The Board believes that each such nominee will stand for election and will serve if elected as a director. However, in the event that any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the discretionary authority provided in the proxy will be exercised by the proxy holders to vote for a substitute or substitutes nominated by the Board, or the Board, on the recommendation of the Nominating Committee, may reduce the size of the Board and the number of nominees.
The Board unanimously recommends that the stockholders vote “FOR” the election of all nominees named above.
16	ESSEX Property Trust, Inc. 2023 Proxy Statement

Information Regarding 2023 Director Nominees
The following table and charts set forth information as of the Record Date with respect to the incumbent directors.
			Committee Memberships
Director Nominees	Age	Director Since	Audit	Compensation	Nominating
Keith R. Guericke Vice Chairman of the Board	74	1994
Maria R. Hawthorne INDEPENDENT Board Director	63	2020
Amal M. Johnson INDEPENDENT Board Director	70	2018
Mary Kasaris INDEPENDENT Regional Managing Director, First Republic Bank	67	2018
Angela L. Kleiman Incoming Chief Executive Officer and President(1)	52	2022
Irving F. Lyons, III INDEPENDENT Lead Independent Director	73	2014
George M. Marcus INDEPENDENT Chairman of the Board	81	1994
Thomas E. Robinson INDEPENDENT Board Director	75	2014
Michael J. Schall Outgoing Chief Executive Officer and President(1)	65	1994
Byron A. Scordelis INDEPENDENT Private Investor	73	2011
   Member
   Chairperson
(1)
As previously announced, Mr. Schall plans to retire from his position as Chief Executive Officer and President, effective as of March 31, 2023. Ms. Kleiman, who is currently the Company’s Chief Operating Officer and Senior Executive Vice President, will succeed Mr. Schall as the Company’s Chief Executive Officer and President, effective April 1, 2023. Mr. Schall will remain as part-time employee of the Company for a twelve-month period following his retirement, and he will also remain as a member of the Board of Directors of the Company.

ESSEX Property Trust, Inc. 2023 Proxy Statement	17

Board Diversity, Experience and Skills
The following Experience and Diversity Matrix summarizes the qualifications and experience of our ten director nominees. For additional information on our nominees, see “Proposal 1: Election of Directors” beginning on page 16.

Skills Assessment	Mr. Guericke	Ms. Hawthorne	Ms. Johnson	Ms. Kasaris	Ms. Kleiman	Mr. Lyons	Mr. Marcus	Mr. Robinson	Mr. Schall	Mr. Scordelis
Accounting and Auditing Expertise	●	●	●	●	●	●	●	●	●	●
Financial Literacy	●	●	●	●	●	●	●	●	●	●
Capital Market Experience	●	●	●	●	●	●	●	●	●	●
Corporate Governance Expertise	●	●	●		●	●	●	●	●	●
Government Relations Experience	●	●			●	●	●	●	●	●
Property Management and Operations	●	●		●	●	●	●		●	
Sales and Marketing Experience	●	●	●	●	●	●	●		●	●
Public Company CEO Experience	●	●	●			●	●		●	●
Real Estate Construction and Development Expertise	●	●		●	●	●	●		●	
Multifamily Experience	●	●		●	●	●	●	●	●	
Strategic Planning and Oversight	●	●	●		●	●	●	●	●	●
Technology, Cybersecurity and Innovation			●		●				●	
Environmental, Social and Governance		●			●				●	●

The charts presented below represent a snapshot of diversity information regarding the proposed composition of the Board following the Annual Meeting, assuming the election of the ten director nominees.

18	ESSEX Property Trust, Inc. 2023 Proxy Statement

2023 Director Nominees
Certain biographical information about the director nominees is furnished below, highlighting each director nominee’s specific experience, qualifications, attributes and skills that led the Board to the conclusion that each should serve as a director.

Experience & Education:
▪ Vice Chairman of the Essex Board
▪ President and Chief Executive Officer of Essex from 1988 through 2010
▪ Joined Essex’s predecessor in 1977 to focus on investment strategies and portfolio expansion
▪ Prepared Essex for its IPO in 1994
▪ Began career with Kenneth Leventhal & Company, a CPA firm noted for its real estate expertise
▪ Bachelor of Science degree in Accounting from Southern Oregon College
Memberships:
▪ Member, Board of Directors of Century Communities, Inc. (NYSE: CCS)
▪ Former Member, Nareit
▪ Former Member, Board of Directors of American Residential Properties, Inc.
Qualifications and Expertise Highlights:
▪ Over 40 years with the Company and former CEO of Essex
▪ Extensive knowledge of the real estate industry
▪ Strong relationships with Essex’s executives and with executives and senior management at real estate companies throughout the United States

Experience & Education:
▪ Joined Essex’s Board in March 2020
▪ Previously held various positions of escalating responsibility at PS Business Parks since joining in 1994 until its acquisition by affiliates of Blackstone Real Estate in July 2022, including Interim Chief Operating Officer from January 2022 to July 2022, President and Chief Executive Officer from August 2015 through August 2020, Acting Chief Financial Officer from September 2017 to September 2018, and Chief Administrative Officer from July 2013 to August 2015
▪ General Manager, Leasing Director and Property Manager at American Office Park Properties from 1988 to 1994
▪ Received Bachelor of Arts degree in International Relations from Pomona College
Memberships:
▪ Member, Board of Directors and Audit Committee of ASGN, Incorporated (NYSE: ASGN)
▪ Former Member, Executive Board of Nareit
Qualifications and Expertise Highlights:
▪ Extensive experience in management with publicly traded real estate companies

ESSEX Property Trust, Inc. 2023 Proxy Statement	19

Experience & Education:
▪ Joined Essex’s Board in February 2018
▪ Executive Chairperson of Author-it Software Corporation from March 2012 to October 2016
▪ Chairperson of MarketTools, Inc. from August 2008 to January 2012 and Chief Executive Officer from March 2005 to August 2008
▪ Venture Partner at ComVentures L.P. from April 2004 to March 2005
▪ General Partner at Lightspeed Venture Partners from March 1999 to March 2004
▪ Held various management positions at Baan Supply Chain Solutions and its affiliates, including:
–  President of Baan Supply Chain Solutions from January 1998 to December 1998
–  President of Baan Affiliates from January 1997 to December 1997
–  President of Baan Americas from October 1994 to December 1996
▪ President of ASK Manufacturing Systems from August 1993 to July 1994
▪ Held executive positions at IBM from 1977 to June 1993
▪ Received Bachelor of Science degree in Mathematics from Montclair State University and studied computer science at Stevens Institute of Technology Graduate School of Engineering
Memberships:
▪ Member, Board of Directors of Intuitive Surgical Inc. (NASDAQ: ISRG)
▪ Former Member, Board of Directors of CalAmp Corp. (NASDAQ: CAMP)
▪ Former Member, Board of Directors of Mellanox Technologies, Ltd. (acquired by Nvidia Corporation (NASDAQ: NVDA)
Qualifications and Expertise Highlights:
▪ Extensive knowledge of technology, management and operations in both public and private companies

Experience & Education:
▪ Joined Essex’s Board in September 2018
▪ Senior Executive Managing Director at First Republic Bank, after serving as Regional Managing Director for the San Francisco Bay Area’s Peninsula/Silicon Valley Region from 1996 until 2021, and currently serves on First Republic Bank’s Executive Loan Committee
▪ Held various positions at Bank of America, including Head of Private Banking in the Peninsula/Silicon Valley Region
▪ Holds a Master of Business Administration from Golden Gate University and a Bachelor of Science degree from the University of California, Berkeley
Memberships & Honors:
▪ Former Member, Board of Directors of The Elios Charitable Foundation
▪ Honored as one of the 100 Most Influential Women in 2016 by the San Francisco Business Times
Qualifications and Expertise Highlights:
▪ Significant experience in real estate, lending and finance matters

20	ESSEX Property Trust, Inc. 2023 Proxy Statement

Experience & Education:
▪ Incoming Chief Executive Officer and President of Essex, to be effective as of April 1, 2023
▪ Chief Operating Officer and Senior Executive Vice President of Essex from January 2021 to March 2023
▪ Chief Financial Officer and Executive Vice President of Essex from October 2015 to December 2020
▪ Prior to joining Essex in 2009, Ms. Kleiman was a Senior Equity Analyst and Vice President of Investor Relations at Security Capital, where she was responsible for over $2 billion of the firm’s REIT investments and all client communications. As a Vice President with J.P. Morgan Real Estate & Lodging Investment Banking Group, Ms. Kleiman advised senior management and boards in strategic business platforms and capital markets transactions. Ms. Kleiman began her career in real estate development management in 1991.
▪ Received Bachelor of Science degree from Northwestern University
▪ Received Master of Business Administration from Kellogg School of Management of Northwestern University
Memberships:
▪ Member, Board of Directors of Rexford Industrial Realty, Inc. (NYSE: REXR)
▪ Member, Nareit
▪ Member, National Multifamily Housing Council
Qualifications and Expertise Highlights:
▪ Extensive knowledge of financial and operating matters of Essex
▪ Responsible for overall transaction management including leading negotiations of the merger agreement, pricing/valuations and joint venture equity originations in connection with the merger with BRE Properties, Inc., which was successfully completed in April 2014
▪ Grew Essex’s Private Equity platform from $750 million to $3 billion in gross assets as head of the Private Equity Group of Essex
▪ Led transformation of Company balance sheet, achieving rating upgrades to BBB+ from S&P and Baa1 from Moody’s

ESSEX Property Trust, Inc. 2023 Proxy Statement	21

Experience & Education:
▪ Vice Chairman of Prologis, Inc. (NYSE: PLD) from 2001 through May 2006
▪ Chief Investment Officer of Prologis, Inc. from March 1997 to December 2004
▪ Former Managing Partner, Kings & Lyons, a San Francisco Bay Area industrial real estate development and management company
▪ Holds a Master in Business Administration from Stanford University and a Bachelor of Science in industrial engineering and operations research from the University of California at Berkeley
Memberships:
▪ Former Member, Board of Directors of Equinix, Inc. (NASDAQ: EQIX)
▪ Lead Director, Board of Directors of Prologis, Inc.
▪ Former Member and Chairman, Board of Directors of BRE Properties, Inc. (acquired by Essex in 2014)
Qualifications and Expertise Highlights:
▪ Management and investment experience with publicly traded real estate companies
▪ Extensive involvement in Bay Area real estate development and management

Experience & Education:
▪ Founder and Chairman of Essex and Essex’s predecessor
▪ Founded Greater Bay Bancorp with other original founders (acquired by Wells Fargo & Company in 2007)
▪ Founder of The Marcus & Millichap Company, the parent company of a diversified group of real estate service, investment and development firms including SummerHill Housing Group, Pacific Urban Investors, and Meridian Property Company
▪ Received Bachelor of Science degree in Economics from San Francisco State University
▪ Graduate of the Harvard Business School of Owners / Presidents Management Program and the Georgetown University Leadership Program
Memberships & Honors:
▪ Chairman, Board of Directors of Marcus & Millichap Company
▪ Co-Chairman, Board of Directors of Marcus & Millichap, Inc. (NYSE: MMI)
▪ Member, Real Estate Roundtable of the University of California, Berkeley, Fisher Center for Real Estate & Urban Economics at the University of California, Berkeley and the Urban Land Institute
▪ Honored as Alumnus of Millennium by San Francisco State University in 1999, and received honorary doctorate degrees from San Francisco State University and American College of Greece
▪ Inducted into the Bay Area Council's Business Hall of Fame in 2022
Qualifications and Expertise Highlights:
▪ Extensive knowledge of Essex as its Founder
▪ Brings outstanding leadership and vision to Essex
▪ Extensive knowledge of and network within the real estate industry

22	ESSEX Property Trust, Inc. 2023 Proxy Statement

Experience & Education:
▪ Senior Advisor at Stifel, Nicolaus & Company, Inc. and prior affiliate Legg Mason from 1997 through his retirement in March 2021
▪ Former Managing Director, Legg Mason
▪ President and Chief Financial Officer of Storage USA, Inc. from 1994 to 1997
▪ Received Bachelor’s degree from Washington and Lee University
▪ Received Juris Doctorate degree from Suffolk University Law School
▪ Received Master of Law degree in Taxation from Georgetown University Law School
Memberships:
▪ Former Member, Board of Directors of Tanger Factory Outlet Centers, Inc. (NYSE: SKT)
▪ Former Member, Board of Directors of BRE Properties, Inc. (acquired by
Essex in 2014)
▪ Former Trustee, Centerpoint Properties Trust
▪ Former Member, Board of Directors of First Potomac Realty Trust
▪ Former Member, Board of Governors of Nareit
Qualifications and Expertise Highlights:
▪ Extensive experience in real estate investment banking and accounting matters

Experience & Education:
▪ Chief Executive Officer and President of Essex since January 1, 2011, with retirement planned to be effective as of March 31, 2023
▪ Senior Executive Vice President and Chief Operating Officer of Essex from 2005 to 2010
▪ Chief Financial Officer of Essex from 1993 to 2005
▪ Joined The Marcus & Millichap Company in 1986
▪ Served as Chief Financial Officer of Essex’s predecessor
▪ Director of Finance for Churchill International, a technology-oriented venture capital company, from 1982 to 1986
▪ Employed in the audit department of Ernst & Young (then known as Ernst & Whinney), specializing in the real estate and financial service industries, from 1979 to 1982
▪ Received Bachelor of Science degree from University of San Francisco
Memberships:
▪ Member, Executive Board of Nareit
▪ Certified Public Accountant (inactive)
▪ Member, American Institute of Certified Public Accountants
▪ Member, Board of Trustees of Pebblebrook Hotel Trust, Inc. (NYSE: PEB)
▪ Member, National Multifamily Housing Council
Qualifications and Expertise Highlights:
▪ Mr. Schall is the current Chief Executive Officer and President of Essex
▪ Extensive knowledge of financial and operating matters of Essex
▪ Strong relationships with Essex’s executives and with executives and senior management at real estate companies throughout the United States

ESSEX Property Trust, Inc. 2023 Proxy Statement	23

Experience & Education:
▪ President and Chief Executive Officer of Greater Bay Bancorp and wholly-owned subsidiary, Greater Bay Bank N.A., from January 2004 until the sale of the bank in October 2007
▪ Chief Operating Officer and President of Greater Bay Banking Group from 2001 to 2004
▪ Executive Vice President at Wells Fargo Bank from 1998 to 2001
▪ Served as President and Chief Executive Officer of EurekaBank from 1988 to 1998
▪ Served in various positions with Bank of America from 1974 to 1988, including Senior Vice President and head of Bank of America’s San Francisco Bay Area region
▪ Received Bachelor’s degree from University of California at Berkeley in Economics and Natural Resource Studies
▪ Received Master of Business Administration degree from Stanford University in 1974
Memberships:
▪ Member, Advisory Board of the Palo Alto Medical Foundation
▪ Emeritus Member, Board of Regents at Santa Clara University
▪ Member, Board of Fellows, Audit Committee and Fund-Raising Committee of Santa Clara University
▪ Graduate member of the Phi Beta Kappa Society at University of California at Berkeley
▪ Former Member, Advisory Board of Markkula Center for Applied Ethics
▪ Former Member, Board of Directors of Greater Bay Bancorp
▪ Former Member and Chairman, Board of EHC Lifebuilders, a non- profit organization
Qualifications and Expertise Highlights:
▪ Years of experience as a chief executive officer and board member of publicly-traded financial services companies

24	ESSEX Property Trust, Inc. 2023 Proxy Statement

Board and Corporate Governance Matters
Meetings of the Board of Directors
During 2022, the Board held four formal meetings. Each director attended (whether in person, virtually, or telephonically) at least 75% of the total number of the meetings of the Board and meetings of each committee of the Board on which he or she served. In 2022, the Board had three key standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee. From time to time, the Board also utilizes an Executive Committee.
Annual Meeting of Stockholders
The Company encourages, but does not require, its Board members to attend the annual meeting of stockholders. All of the Company’s incumbent directors attended the 2022 annual meeting of stockholders.
Committees of the Board of Directors
AUDIT COMMITTEE
Members: Mary Kasaris, Maria R. Hawthorne and Thomas E. Robinson (Chair)
Number of Meetings in 2022: 5
Independence under NYSE Rules: Yes, all members
▪
Oversees the financial accounting and reporting processes of the Company, including (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our public accountant’s qualifications and independence; and (iv) the performance of our internal audit function and public accountants.

▪
Recommends the appointment of an independent registered public accounting firm to audit the financial statements of the Company for the fiscal year for which they are appointed and reviews the compensation of the auditors.

▪	Reviews audit reports and takes such action as may be deemed appropriate with respect to such audit reports.
▪
Monitors the effectiveness of the audit effort, the Company’s financial and accounting organization and its system of internal controls over financial reporting, and reviews any complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

▪	Oversees enterprise level risk management with a goal of monitoring financial risk exposures, ESG risks, as well as cyber-related risks faced by the Company.
▪
Reviews cyber risks with senior management at every Audit Committee meeting. The Company has not had any material cyber breaches nor incurred any material expenses in connection with cyber breaches since 2016.

▪	Operates under a written charter, which may be viewed at the Company’s website at http://www.essex.com.
▪	The Board has determined that all Audit Committee members:
▪
are "audit committee financial experts" in accordance with SEC regulations and meet the independence, experience and financial literacy requirements of the NYSE and Section 10A of the Securities Exchange Act of 1934, as amended.

▪	have no financial or personal ties to the Company (other than the director compensation and equity ownership described in this proxy statement); and
▪	are financially literate.
▪	The Board has limited the number of audit committees of public companies on which a current member of the Company’s Audit Committee can simultaneously serve to three committees.
COMPENSATION COMMITTEE
Members: Amal M. Johnson, Irving F. Lyons, III (Chair) and Mary Kasaris
Number of Meetings in 2022: 3
Independence under NYSE Rules: Yes, all members
▪	Establishes and reviews annually the Company’s general compensation policies applicable to the Company’s executive officers.
ESSEX Property Trust, Inc. 2023 Proxy Statement	25

▪
Reviews and approves the level of compensation of the CEO and other executive officers of the Company. The Compensation Committee retained Mercer LLC (“Mercer”) in its capacity as an independent compensation consultant to assist the Compensation Committee with its responsibilities related to the Company’s executive compensation programs in 2022. Additional information concerning Mercer and its services is set forth under “Executive Compensation – Compensation Discussion and Analysis.”

▪
Reviews and advises the Board concerning the performance of the CEO and other employees whose compensation is within the review jurisdiction of the Compensation Committee, reviews and advises the Board concerning regional and industry-wide compensation practices and trends, and recommends benefit plans from time to time.

▪	Administers the Company’s 2018 Stock Award and Incentive Compensation Plan (the “Incentive Award Plan”).
▪	Operates under a written charter which may be viewed at http://www.essex.com.
▪
The Board has delegated authority to the CEO to grant equity awards under the Incentive Award Plan to Company employees (other than executive officers) in accordance with guidelines as to the number of options and/or restricted stock to be granted to particular categories of employees. The CEO is to report all grants of equity awards made pursuant to this delegation to the Compensation Committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Members: Irving F. Lyons, III, Byron A. Scordelis (Chair) and Amal M. Johnson
Number of Meetings in 2022: 2
Independence under NYSE Rules: Yes, all members
▪	Assists the Board in selecting nominees for election to the Board, monitors the composition of the Board and advises the Board on candidates for the position of CEO.
▪
Considers and makes recommendations to the Board regarding any stockholder recommendations for candidates to serve on the Board. While there is no formal process for consideration of stockholder recommendations, the Nominating Committee believes that the informal process allows for sufficient consideration of any proposed nominees. The Nominating Committee periodically reviews whether a more formal policy should be adopted. Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so by following the procedures set forth below under the heading “Deadline for Receipt of Stockholder Proposals.”

▪	Operates under a written charter which may be viewed at http://www.essex.com.
▪
In reviewing potential candidates for the Board, the Nominating Committee considers the individual’s real estate experience, along with experience in business, finance, administration and/or corporate governance, including as a current or former officer, board member or senior executive of a publicly held company, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, the diversity (including with respect to gender, age, race, culture and skillset) that the candidate would bring to the Board, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to get involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria, including with respect to nominees recommended by a stockholder.

▪
Reviews current trends and practices in corporate governance, including regular updates from management on ESG initiatives, including the Company’s DEI efforts and ESG strategy, and recommends to the Board the adoption of programs pertinent to the Company.

THE EXECUTIVE COMMITTEE
Members: George M. Marcus (Chair), Keith R. Guericke, Irving F. Lyons, III and Michael J. Schall
Numbers of Meetings in 2022: 1
▪
Has such authority as is delegated by the Board, including, but not limited to, the power, within certain parameters, to authorize the execution of certain contracts and agreements with unaffiliated parties, including, with respect to the acquisition, development and disposition of certain of the Company’s investments.

26	ESSEX Property Trust, Inc. 2023 Proxy Statement

Lead Independent Director; Board Leadership Structure and Role in Risk Management
The Board has designated, in accordance with NYSE corporate governance listing standards, Irving F. Lyons, III as the lead independent director. The Company’s non-management directors meet at regularly scheduled executive sessions, without management, at which Mr. Lyons presides.
The Company has maintained a leadership structure of different individuals serving as Chairman and Chief Executive Officer since its initial public offering in 1994 in recognition of the differences between the two roles. The responsibility of the Chief Executive Officer is to oversee the day-to-day execution of the Company’s business strategy. The Chairman is responsible for effectively leading the Board in providing oversight and direction to the Company's management. This separation of the roles of Chairman and Chief Executive Officer allows for greater oversight of the Company by the Board. The Chairman is Mr. Marcus, who is a founder of the Company and has a significant ownership interest. Mr. Marcus has extensive knowledge of the Company and the real estate industry, and the Company believes that because of his background and experience, he is able to serve as an effective Chairman. Mr. Marcus is involved in many other business and philanthropic activities. As previously announced, Mr. Schall plans to retire from his position as Chief Executive Officer and President, effective as of March 31, 2023. Ms. Kleiman, who is currently the Company’s Chief Operating Officer and Senior Executive Vice President, will succeed Mr. Schall as the Company’s Chief Executive Officer and President, effective April 1, 2023. As part of the Board approved succession plan, the Board recommended that Mr. Schall remain on the Board following his retirement as Chief Executive Officer and President to ensure a smooth transition in leadership and to ensure that the Company continues to benefit from Mr. Schall's years of experience leading the Company and his expertise in the multifamily sector. The Board has determined that the Company’s Board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company, and the unique skills and experience of each of Mr. Marcus, Mr. Schall and Ms. Kleiman.
With respect to the Board’s role in the risk oversight of the Company, the Board conducts an annual review of enterprise level risks, including ESG and cyber risks, and mitigation strategies. Additionally, the Board has promulgated internal Company policies that set forth which transactions may require the prior approval of the Board or a committee of the Board and which transactions may proceed with management authorization and without any such prior Board approval. These Board policies cover transactions in the following areas: financings, acquisition, development, redevelopment, dispositions, other investments and general corporate activities. Generally, these policies set forth a specified dollar threshold and if a transaction exceeds that threshold, the prior approval of the Board or a committee of the Board is required. By requiring the prior approval of larger transactions, which generally may involve more risk to the Company simply due to the transaction size, the Board seeks to provide risk oversight of the Company. The Board has promulgated a corporate investment policy that establishes guidelines with respect to investment of the Company’s funds; such guidelines cover the required qualifications of outside investment managers and the types and concentration limits of investment securities that are authorized for investment. The Compensation Committee has determined that the pay policies and practices of the Company are not reasonably likely to have a material adverse effect on the Company. Also, related party transactions are generally reviewed by the Audit Committee. See “Certain Relationships and Related Person Transactions – Policies and Procedures with Respect to Related Person Transactions.”
Upon the recommendation of the Nominating Committee, the Board nominated the following incumbent directors for election at the Annual Meeting: Mr. Guericke, Ms. Hawthorne, Ms. Johnson, Ms. Kasaris, Ms. Kleiman, Mr. Lyons, Mr. Marcus, Mr. Robinson, Mr. Schall, and Mr. Scordelis.
Director Independence
Under independence standards established by the Board, which reflect the NYSE director independence standards as currently in effect, a director does not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The Board considers such facts and circumstances as it deems relevant to the determination of director independence.
The Board has determined that the following directors have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), and each is independent within the meaning of independence as set forth in the rules of the NYSE: Maria R. Hawthorne, Amal M. Johnson, Mary Kasaris, Irving F. Lyons, III, George M. Marcus, Thomas E. Robinson and Byron A. Scordelis.
In determining the independence of Mr. Marcus, the Board considered the matters that refer to Mr. Marcus set forth under “Certain Relationships and Related Person Transactions” below. The Board also considered the directors’ ownership of Essex equity securities and determined, in accordance with principles of the NYSE listing standards, that such ownership is not inconsistent with a determination of independence.
ESSEX Property Trust, Inc. 2023 Proxy Statement	27

Director Tenure and Board Refreshment
Led by our Nominating Committee, our Board seeks to maintain a board that, taken as a whole, has the objectivity, diversity and mix of skills, reputation and experience to provide comprehensive and effective oversight of the Company’s strategic, operational and compliance risks, as well as the knowledge, ability and independence to deliver the high standard of governance expected by our stockholders. The Nominating Committee believes that ongoing board refreshment is important to maintain an appropriate mix of skills and provide fresh perspectives while leveraging the institutional knowledge and historical perspective of the Board’s longer-tenured members. In 2017, the Nominating Committee initiated a plan focused on board refreshment, with a specific focus on expanding the diversity of the Board based on gender, experience and expertise. Since then, the Company has accomplished the following:
▪	Reduced long-tenured Board members, with 70% of our Board serving for twelve years or less.
▪
Increased diversity in gender, ethnicity, experience and expertise with the addition of four board members who are women, Mary Kasaris and Amal Johnson in 2018, Maria Hawthorne in 2020, and Angela Kleiman in 2022, three of whom are from ethnically diverse backgrounds, and expanded expertise in the technology sector.

The Board is also mindful that director tenure can be relevant to the Board’s performance. In this regard, the Board consists of longer-serving directors with significant experience and institutional knowledge who bring critical skills to the boardroom. Such longer-serving directors have a deep understanding of the Company’s business and strategy, provide historical context in Board deliberations, and enhance Board dynamics and the Board’s relationship with management.
In particular, the Board believes that Messrs. Marcus, Guericke and Schall, who have held various positions of senior leadership in the Company since its initial public offering in 1994, are a significant strength of the Board. Under their combined leadership, the Company has generated one of the highest total stockholder returns in the REIT industry over that period. Accordingly, while director tenure is taken into consideration when making nomination decisions, the Board believes that imposing limits on director tenure would unnecessarily deprive it of the valuable contributions of its most experienced members.
Director Evaluations
The Board and each committee of the Board conduct an annual self-evaluation of their respective performance to assess whether it, its directors, and its standing committee are functioning effectively. Each director is also asked to provide, on an annual basis, individual assessments, feedback on the competencies and skills of other directors, and feedback on Board effectiveness. The focus of the assessments, which in 2022 included both written questionnaires and interviews, is on the contribution of the Board to the Company as a whole, each individual director’s competencies, skills, and contribution to the work of the Board and its committees, and areas in which the Board and/or management believes improvement may be desirable. The results of the self-evaluations, with an assessment of the Board’s performance, are summarized and discussed with the Nominating Committee and the full Board. Since 2022, the Nominating Committee, in consultation with the Lead Director, has periodically engaged a third party to participate in the evaluation process.
Stockholder Nominees-Proxy Access
The Company’s stockholders possess the right to nominate candidates to the Board through proxy access provisions of the Bylaws. The Company’s Bylaws permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of the outstanding shares of Common Stock continuously for at least the prior three years, to nominate for election to the Board, and include in the Company’s proxy materials for its annual meeting of stockholders, director nominees constituting up to the greater of two individuals or 20% of the Board (rounding down to the closest whole number), all subject to additional eligibility, procedural and disclosure requirements set forth in the Bylaws. The foregoing is a summary of Section 2.13 of the Bylaws and is qualified in its entirety by the text of that section. For additional information, see “Deadline for Receipt of Stockholder Proposals – Proxy Access Nominations.”
Stockholder Power to Amend Bylaws
The Bylaws also permit the stockholders of the Company to amend the Bylaws by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, pursuant to a binding proposal submitted by any stockholder or group of up to five stockholders holding at least one percent of the outstanding shares of Common Stock for at least one year, all subject to certain notice, procedural and disclosure requirements and other limitations set forth in the Bylaws. Before this amendment was adopted, the Bylaws provided that the Board had the exclusive right to amend the Bylaws, as permitted by Maryland law.
28	ESSEX Property Trust, Inc. 2023 Proxy Statement

Stockholder Engagement
The Company has proactive ongoing dialogue with its stockholders with respect to important corporate governance matters. We consider our relationship with our stockholders to be an important part of the Company’s success and we value the perspectives of our investors. During 2022, our management reached out to stockholders who collectively held approximately 68% of the Company’s outstanding shares of Common Stock for the purpose of discussing the Company’s practices and policies with respect to governance, compensation practices and ESG matters. These discussions addressed governance matters including, among others, board composition and refreshment, executive compensation, and ESG issues, such as sustainability initiatives and workforce well-being and diversity. The feedback from stockholders was conveyed to and discussed with the Nominating Committee and the full Board. The goal of these discussions was to ensure that management and the Board understood and considered the issues that matter most to our stockholders and to enable the Company to address them effectively. In addition to conversations with our stockholders, the Company receives correspondence throughout the year from stockholders and stockholder advocacy groups and, if appropriate, responds and/or shares such correspondence with the Nominating Committee and the full Board whenever requested or otherwise appropriate. The Company plans to take a similar approach in 2023 by maintaining a dialogue with its stockholders with respect to such matters.
Communication with Directors
The Company endeavors to ensure that the views of stockholders and other interested parties are heard by the Board or individual directors, as applicable. Our corporate governance guidelines (which may be accessed at http://www.essex.com) provide that the identity of the lead independent director will be set forth in the annual meeting proxy statement, together with a method for interested parties to communicate directly with the lead independent director or with the non-management directors as a group. Stockholders or any other interested parties wishing to formally communicate with the Board, the lead independent director, non-management directors, or any individual directors may send communications directly to the lead independent director of the Board: Irving F. Lyons, III, Lead Independent Director, c/o Essex Property Trust, Inc., 1100 Park Place, Suite 200, San Mateo, California 94403.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2022, Mr. Lyons, Ms. Johnson and Ms. Kasaris served as members of our Compensation Committee. None of the members of our Compensation Committee is currently, or has been, an officer or employee of the Company. There were no insider participations or compensation committee interlocks among the members of our Compensation Committee during fiscal year 2022. Certain transactions and relationships between the Company and certain of its officers and directors are set forth below in the section titled “Certain Relationships and Related Person Transactions.”
Relationships Among Directors or Executive Officers
There are no family relationships among any of the directors or executive officers of the Company.
Director Stock Ownership Guidelines
The Company encourages its non-employee directors to own shares of the Company’s stock. In furtherance of this policy, the Company adopted guidelines setting a goal for each non-employee director to own a number of shares of the Company’s stock equal in value to five times such director’s annual cash retainer, in each case, as in effect as of, and based on the Company’s stock price as of, January 1, 2010, or such later date that a director joined the Board. Directors are expected to achieve this goal within four years of joining the Board. The Board or the Nominating Committee may waive this requirement or modify this guideline under certain circumstances. As of December 31, 2022, all non-employee directors were in compliance with the stock ownership guidelines or had additional time within which to come into compliance with such guidelines.
Executive Officer Ownership Guidelines
The Company encourages its executive officers to own shares of the Company’s stock. In furtherance of this policy, the Company has set goals for executive officers to own a number of shares of the Company’s stock equal in value to, with respect to the Chief Executive Officer, five times such individual’s annual base salary, and, with respect to the Company’s other executive officers, four times such individual’s annual base salary, in each case, as in effect as of, and based on the Company’s stock price as of, February 10, 2011, or such later date that an individual becomes an executive officer. Executive officers are expected to achieve this stock ownership goal no later than five years after becoming an executive officer. The Board or the Nominating Committee may waive this requirement or modify this guideline under certain circumstances. As of December 31, 2022, all executive officers were in compliance with the stock ownership guidelines or had additional time within which to come into compliance with such guidelines.
ESSEX Property Trust, Inc. 2023 Proxy Statement	29

Director Compensation
Under the Company’s director compensation program as in effect after our 2020 Annual Meeting, each non-employee director of Essex was entitled to receive the following compensation under the Company’s director compensation program:
▪
An annual equity grant with a grant value equal to $150,000 for directors (other than the Chairman) and $275,000 for the Chairman of the Board, determined using either the Black-Scholes or Monte Carlo pricing methodology. Directors are permitted to elect whether to receive equity grants in the form of options or a stock award, or a combination of these types of awards, and are required to make this election at the time of the Company’s annual meeting, at which time such grant of options and/or stock awards are made. Such annual grants of options and/or stock awards fully vest one year after the grant date.

▪	An annual cash retainer, paid quarterly, in the amount of $80,000 per year.
▪	A fee for the Lead Independent Director of $20,000 per year.
▪	A committee membership fee of $10,000 per year for members of the Audit Committee and $7,500 per year for members of the Nominating Committee and Compensation Committee.
▪
A committee chairman fee for the Chairman of the Nominating Committee and the Chairman of the Compensation Committee of $19,500 per year, and a committee chairman fee for the Chairman of the Audit Committee of $30,000 per year.

The Compensation Committee and the Board periodically reviews the total compensation for non-employee directors by assessing the compensation at similarly-sized real estate investment trusts, and the Board chose to make the following changes to director compensation effective as of the date of the 2023 Annual Meeting:
▪
An increase in the annual equity grant from $150,000 per year to $155,000 per year for directors (other than the Chairman) and an increase from $275,000 per year to $285,000 per year for the Chairman, with such awards determined using either the Black-Scholes or Monte Carlo pricing methodology, and subject to the terms described above.

▪	An increase in the annual cash retainer from $80,000 per year to $84,000 per year, paid quarterly.
▪
An increase in the committee membership fee from $10,000 per year to $12,000 per year for members of the Audit Committee and from $7,500 per year to $8,000 per year for members of the Nominating Committee and Compensation Committee.

▪
An increase in the committee chairman fee for the Chairman of the Compensation Committee from $19,500 per year to $20,000 per year, an increase in the committee chairman fee for the Chairman of the Audit Committee from $30,000 per year to $32,000 per year, an increase in the committee chairman fee for the Executive Committee from $5,000 per year to $6,000 per year, and an increase in the fee for the Lead Director from $20,000 per year to $25,000 per year.

Director Compensation Table. The table below summarizes the compensation the Company paid to directors for the year ended December 31, 2022. Mr. Schall, who served in 2022 as the Company’s Chief Executive Officer, and Ms. Kleiman, who served in 2022 as the Company’s Chief Operating Officer, are not included in the table below because they did not receive any additional compensation for services provided as a director in 2022.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Keith R. Guericke	80,000	—	203,428(2)	49,190(3)	332,618
Maria R. Hawthorne	90,000	—	150,000	—	240,000
Amal M. Johnson	95,000	—	150,000	—	245,000
Mary Kasaris	97,500	—	150,000	—	247,500
Irving F. Lyons, III	127,000	—	150,000	—	277,000
George M. Marcus	85,000	275,000	—	—	360,000
Thomas E. Robinson	110,000	—	150,000	—	260,000
Byron A. Scordelis	99,500	—	150,000	—	249,500
(1)
The assumptions used to calculate the value of the stock awards and/or option awards are set forth in Note 14 of the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023 (the “2022 Form 10-K”). As of December 31, 2022, each director had the following number of stock options (vested and unvested) then outstanding: Keith R. Guericke: 8,425 options; Maria R. Hawthorne: 6,130 options; Amal M. Johnson: 17,711 options; Mary Kasaris: 10,310; Irving F. Lyons: 20,122 options; George M. Marcus: 0 options; Thomas E. Robinson: 25,143 options; and Byron A. Scordelis: 11,078 options, respectively.

(2)	Keith R. Guericke's last day as a part-time employee was January 31, 2022. He received option awards and director fees starting 2022.
(3)
The amount represents salary for Mr. Guericke’s role as a part-time employee until January 31, 2022 and includes insurance premiums and benefits of $1,498 paid by the Company on his behalf during his employment.

30	ESSEX Property Trust, Inc. 2023 Proxy Statement

Risk Assessment in Compensation Policies and Practices
The Compensation Committee, with the assistance of Company management, regularly considers the Company’s compensation policies and practices to assess whether they encourage unnecessary or excessive risk taking. In 2022, the Compensation Committee considered, among other factors, the following risk-mitigating features of the Company’s compensation programs: (i) a balanced mix of short- and long-term compensation (including salary, cash bonus, and time and performance based equity-based compensation); (ii) defined performance goals, including corporate and individual goals, and objectives that avoid excessive weight on a single performance measure; (iii) minimum stock ownership guidelines, which ensure that executive officers have a meaningful direct ownership stake in the Company and align executive officers with long-term stockholder interests; and (iv) restrictions on engaging in hedging transactions in the Company’s securities.
Based on this assessment, the Company believes that its compensation policies and practices do not present risks that are reasonably likely to have a material adverse effect on the Company.
ESSEX Property Trust, Inc. 2023 Proxy Statement	31

Executive Officers
As of the Record Date, the executive officers of the Company were as follows:
Name	Age	Position
Michael J. Schall	65	Chief Executive Officer (“CEO”) and President(1)
Angela L. Kleiman	52	Chief Operating Officer (“COO”) and Senior Executive Vice President (“SEVP”)(1)
Barb M. Pak	45	Chief Financial Officer (“CFO”) and Executive Vice President (“EVP”)
Adam W. Berry	49	Chief Investment Officer (“CIO”) and EVP
Anne Morrison	42	Chief Compliance Officer ("CCO"), General Counsel and Senior Vice President ("SVP")
(1)
As previously announced, Mr. Schall plans to retire from his position as Chief Executive Officer and President, effective as of March 31, 2023. Ms. Kleiman, who is currently the Company’s Chief Operating Officer and Senior Executive Vice President, will succeed Mr. Schall as the Company’s Chief Executive Officer and President, effective April 1, 2023. Mr. Schall will remain as part-time employee of the Company for a twelve-month period following his retirement, and he will also remain as a member of the Board.

Biographical information concerning the executive officers of the Company is set forth below, other than Mr. Schall and Ms. Kleiman, whose biographical information appears above under “Proposal No. 1: Election of Directors.”

Responsibilities at Essex:
▪ Oversees the following major departments since January 2021: Co-Investments, Capital Markets, Accounting, Tax, Treasury, Financial Planning & Analysis, Internal Audit, Portfolio Strategy and Data Analytics and Investor Relations
Accomplishment Highlights:
▪ From February 2019 to December 2020 as Senior Vice President of Finance, oversaw the Co-Investments, Capital Markets, Financial Planning & Analysis, and Investor Relations departments
▪ In 2019, began managing the +$4 billion co-investment platform and successfully expanded existing relationships
▪ In 2017, began leading the Capital Markets division continuing to strengthen the Company’s financial flexibility and access to capital
Past Experience and Education:
▪ Prior to joining Essex in 2012, Ms. Pak was a Portfolio Manager for Oak Hill REIT Management. Ms. Pak began her career at Green Street Advisors in 1999.
▪ Received Bachelor of Science degree in Finance from the University of South Dakota
Professional Activities:
▪ Chartered Financial Analyst (CFA)
▪ Member, Nareit

32	ESSEX Property Trust, Inc. 2023 Proxy Statement

Responsibilities at Essex:
▪ Leads Investments at the Company, which include development, acquisitions, structured finance and dispositions
▪ Began serving as the Company’s Co-Chief Investment Officer in June 2019, and as Chief Investment Officer in January 2020
Accomplishment Highlights:
▪ Joined Essex’s Acquisitions group in 2003, leading over $1.4 billion of acquisitions, joint ventures and developments
▪ Oversaw the Company’s redevelopment, capital, dispositions and overall asset management activities upon joining Essex’s Asset Management Department in 2012
▪ Transitioned to Essex’s Development group in 2017 to oversee land acquisitions while continuing to manage the Company’s dispositions
Past Experience and Education:
▪ Prior to joining Essex in 2003, Mr. Berry was a practicing attorney at Wilson Sonsini Goodrich & Rosati, P.C.
▪ Received Bachelor of Science degree in Biology from University of California, San Diego
▪ Received Juris Doctorate from University of Southern California Gould School of Law
Professional Activities:
▪ Member, Urban Land Institute
▪ Member, Nareit

ESSEX Property Trust, Inc. 2023 Proxy Statement	33

Responsibilities at Essex:
▪ Leads all legal activities at the Company, which includes enterprise risk management, corporate governance, investment due diligence, regulatory and compliance for property operations, investment transaction negotiations and ESG strategy, reporting and compliance.
▪ Began serving as the Company’s General Counsel in February 2020, and was promoted to Chief Compliance Officer in December 2022
Accomplishment Highlights:
▪ Joined Essex’s Legal group in 2013, expanding her role from initially overseeing legal operations and litigation to overseeing the Legal Department, including the Legal Department's recent expansion to include enterprise risk management, all due diligence matters for investments, and ESG matters and compliance.
▪ Oversaw the Company’s compliance with evolving complex regulatory requirements including California Consumer Privacy Act and California Privacy Rights Act compliance, compliance with new SEC rules and regulations, and compliance with COVID-19 related laws, such as eviction moratoriums and rent caps.
Past Experience and Education:
▪ Prior to joining Essex in 2013, Ms. Morrison was a practicing attorney at Nixon Peabody where she specialized in real estate litigation
▪ Received Bachelor of Science degree in Business Administration from California Polytechnic State University, San Luis Obispo
▪ Received Juris Doctorate from University of California, Los Angeles
Professional Activities:
▪ Member, California State Bar
▪ Member, Nareit Corporate Governance Council

34	ESSEX Property Trust, Inc. 2023 Proxy Statement

Compensation Discussion and Analysis
This Compensation Discussion and Analysis evaluates the compensation policies and programs for our named executive officers as determined under the SEC’s executive compensation disclosure rules for 2022. The following table identifies our named executive officers for purposes of this Compensation Discussion and Analysis.
Name	Position
Michael J. Schall	Chief Executive Officer and President
Angela L. Kleiman	Chief Operating Officer and Senior Executive Vice President
Barb M. Pak	Chief Financial Officer and Executive Vice President
Adam W. Berry	Chief Investment Officer and Executive Vice President
Anne Morrison	Chief Compliance Officer, General Counsel and Senior Vice President
Executive Summary
The primary objectives of the Company’s named executive officer compensation program are to (i) attract, motivate and retain experienced, effective executives, (ii) direct the performance of those executives with clearly defined goals and measures of achievement, and (iii) align the interests of management with the interests of the Company’s stockholders. With regard to absolute levels of executive compensation and the Company’s named executive officer compensation program, the Compensation Committee periodically reviews relevant information about competitive pay levels and structures but also considers a number of other factors, as described in further detail in this Compensation Discussion and Analysis.
Impacts of the COVID-19 Pandemic and Management Response in 2022
Though diminishing in impact, the COVID-19 global pandemic and related regulations continued to affect the Company and the entire apartment industry during 2022. Federal, state and local governments continued various laws that have created a difficult operating environment for the Company’s business, including eviction moratoriums, laws that limited rent increases or fees during times of emergency, and laws prohibiting the ability to collect unpaid rent. While some of these laws, such as the California and Washington state eviction moratoriums expired in 2021, throughout 2022 there were still similar laws in place in many regions in which Essex’s communities are located. The Company expects that the remaining eviction moratoriums in Los Angeles County and Alameda County will abate in 2023 but these moratoriums, among others, negatively impacted the Company in 2022 and will continue to negatively impact the Company's financial results in 2023. Primarily as a result of the impact of the COVID-19 pandemic, the Company’s cash delinquencies as a percentage of scheduled rental income for the Company’s stabilized apartment communities or “Same-Property” (stabilized properties consolidated by the Company for the years ended December 31, 2022 and December 31, 2021) have remained higher than the pre-pandemic period, due to on-going eviction moratoria related to the COVID-19 pandemic, and above the typical historical range of 0.3% to 0.4% since the second quarter of 2020. Cash delinquencies remained elevated at 1.9% for 2021 but decreased to 1.2% in 2022, attributable to government payments for Emergency Rental Assistance which was mostly depleted by December 31, 2022. The Company continues to work with residents to collect such cash delinquencies.
ESSEX Property Trust, Inc. 2023 Proxy Statement	35

2022 Performance

Operating and Core FFO growth:  Achieved same-property revenue and NOI growth of 10.3% and 13.2%, respectively, driving Core FFO per diluted share growth for the year of 16.2% and all exceeding the high-end of the Company’s initial external guidance ranges. Our 2022 Core FFO per share growth represented the highest year-over-year increase in a decade.
16.2% Core FFO Per Diluted Share Growth

Investments:  The Company purchased or increased its interests in three apartment communities for a total contract price of approximately $215.9 million. Committed $127.0 million in nine structured finance investments at a weighted average return of 10.2%.
$343M Total Investments
Dispositions: Sold one apartment community, acquired by the Company in December 2010, with an aggregate contract price of $160.0 million, recognizing a gain on sale of $94.4 million.	$160M Dispositions
Stock Repurchases: Repurchased 740,053 shares of common stock totaling $189.7 million, including commissions, at an average price of $256.37 per share.	$190M Stock Repurchases

Operating Initiatives & Technology:  The Company continued its multi-year plan for the implementation of various technology initiatives to cater to customer preferences and reduce operating costs. In 2022, the Company completed the roll out of its “Property Collections" model across its portfolio, which consolidates operating teams and management to focus on collections of closely located properties by relying on new technologies, including SmartRent technology, Funnel and Sightplan, thereby creating staffing efficiencies and a wider range of customer choice in apartment selection. The Company is currently pursuing the next phase of innovation, including a fully online and user-driven leasing process and its "Maintenance Collections" model. Further, the Company launched its proprietary revenue management software, a technology platform with an integrated pricing and operating strategy tailored for the nuances in our markets.
Property Collections

ESG Matters:  The Company was awarded its seventh consecutive GRESB Green Star and third consecutive “A” rating for Public Disclosure in 2022. Additionally, in September 2021, the Company amended and restated its $1.2 billion unsecured line of credit facility to, among other amendments, incorporate a sustainability-linked pricing component which could reduce the borrowing spread up to 2.5 basis points if certain environmental goals are achieved. In 2022, the Company confirmed that it met the goals outlined in the sustainability-linked pricing component for 2021. The Company completed a climate risk assessment in 2022 to detect physical and transition risks to which Essex may be exposed. The findings from the assessment will be used to inform scenario planning efforts and develop a climate change action plan for risk mitigation strategies. Furthermore, the Company continues to refine its historical property-level database of key environmental outcomes, an important element of establishing a greenhouse gas reduction target.
ESG

Balance Sheet Management:  Proactively secured a $300.0 million delayed draw term loan to repay the Company’s 2023 debt maturity. The term loan was priced at an attractive 4.2% fixed rate and results in no refinancing needs until mid-2024. Additionally, net-debt-to-EBITDA declined to 5.6x at year-end 2022, consistent with the Company’s pre-COVID ratios. Further, the Company maintained ample liquidity with year-end liquidity of approximately $1.3 billion via undrawn capacity on its unsecured credit facilities, cash, and marketable securities.
5.6X Net-Debt-to-EBITDA

Dividend Growth:  Increased the annual dividend by 5.3% in 2022, representing 28 years of consecutive dividend growth and continuing the long history of increasing the cash dividend every year since our IPO in 1994.
5.3% Dividend Growth
For a discussion of the calculation of Core FFO and NOI and reconciliations to the most directly comparable measures under U.S. generally accepted accounting principles (U.S. GAAP), see Appendix A. For a discussion of the calculation of net-debt-to-EBITDA and reconciliations to the most directly comparable measures under U.S. generally accepted accounting principles (U.S. GAAP), see “Net Indebtedness Divided by Adjusted EBITDA” (page S-18.3) in our Earnings Release dated February 7, 2023.
36	ESSEX Property Trust, Inc. 2023 Proxy Statement

Pay for Performance and Key 2022 Compensation Decisions
The Compensation Committee views pay for performance as an important component of the Company’s named executive officer compensation philosophy. The Compensation Committee considered the Company’s performance in 2022 in determining levels of named executive officer compensation, including short-term and long-term incentive compensation. In furtherance of the Company’s pay for performance philosophy, each year, the Board sets annual corporate goals that are generally designed to promote stockholder value creation. These corporate goals are used as the basis for measuring management performance, a key consideration in granting both annual bonuses and long-term equity-linked or equity-based incentive awards. The Company achieved all but one of its corporate performance goals for 2022. The annual goals, which include measures of performance on both an absolute basis as well as relative to peers, are described in more detail in the section titled: Description of Individual Elements of Named Executive Officer Compensation.
Highlights of the Compensation Committee’s Approach to Executive Compensation in 2022
▪
Long-term awards with performance periods ended 2022 forfeited due to failure to meet threshold performance criteria – the Compensation Committee believes that a meaningful portion of executive pay should be based on the Company’s performance relative to its peers. The Company’s long-term RSU incentive awards have historically been subject to performance vesting based on the Company’s total stockholder return relative to that of the companies in an apartment REIT index, historically the SNL Apartment Index (“SNL Index”), during a three-year performance period (the “Performance RSUs”). In 2021, the Compensation Committee switched to the FTSE NAREIT Apartment Index (“NAREIT Apartment Index”), which is representative of REITs in the multifamily housing industry across the United States, in lieu of the SNL Apartment Index, which is no longer published. However, for purposes of calculating the Company's stockholder return for those awards granted prior to 2021, the Compensation Committee continued to use the remaining apartment REITs in the SNL Index. The Company’s total return lagged the peers in the SNL Index, largely due to the more challenging regulations, such as eviction moratoria, implemented in West Coast markets in response to the COVID-19 pandemic as compared to other markets where the Company’s peers are located. The focus on relative performance resulted in the 2020-2022 Performance RSUs paying out at 0% of the maximum in 2022. This is below the 33.6% payout for 2021, and significantly below the payouts for 2020 and 2019, which were 84% and 100%, respectively. In 2019 the CEO was awarded 11,848 Performance and Service RSUs and DIP RSUs. In the 2020 Proxy Statement, the Summary Compensation Table for 2019 disclosed a grant date fair value for the CEO’s Performance and Service RSUs and DIP RSUs of $2,803,711. However, the realized value of the Performance and Service RSUs and DIP RSUs was $0. The Compensation Committee believes this disappointing payout reflects disruption due to the COVID-19 pandemic, including the extraordinary regulatory response to the pandemic, such as eviction moratoria, which prohibited or greatly restricted management's actions to mitigate losses from delinquency and further limited rental and other revenue opportunities. Thus, the Company's reported results were directly and significantly impacted by the COVID-19 pandemic. However, no adjustments were made to named executive officer compensation to compensate for this outcome evidencing the Company’s commitment to its pay for performance philosophy.

▪
No one-time bonuses or special grants – despite the 0% payout on performance RSUs, none of our named executive officers received any special or one-time long-term incentive awards or bonus payouts outside of the approved 2022 compensation plan.

▪	No base pay increases for named executive officer positions – the Compensation Committee did not make any adjustments to base pay for the named executive officers for 2022.
▪
Total cash bonuses reflect corporate and individual performance during 2022 – for 2022, our named executive officers received above-target annual bonuses which equated to an average of 136% of target due to the achievement of all the individual

ESSEX Property Trust, Inc. 2023 Proxy Statement	37

and corporate goals, with the exception of one corporate goal. Due to the continued impacts from the COVID-19 pandemic on the Company’s results, the Compensation Committee did not increase the target annual bonuses for the named executive officers for 2022 as compared to 2021, other than for the CFO, whose total target compensation was in the bottom 25% of the peer group based on the 2022 Mercer Analysis.
▪
No long-term performance and service RSU awards granted to our CEO for 2022 - consistent with a previously announced planned transition, Mr. Schall will retire as CEO on March 31, 2023, will transition to the role of a part-time employee on that date, and will continue his service as a Board member, ensuring a smooth transition of leadership. Mr. Schall's annual incentive bonus, options and DIP RSU awards remained in-line from prior years. However, the Compensation Committee's philosophy remains that the performance and service RSUs should incentivize management to provide long-term shareholder returns and reinforce retention. As such, the Compensation Committee did not grant any equity awards to Mr. Schall since the vesting of those awards is tied to long-term performance beyond his planned termination of employment. This resulted in lower than average CEO compensation and affected the target pay breakdown for 2022. The Compensation Committee expects compensation and target pay mix for Ms. Kleiman for 2023 in her capacity as CEO to be in alignment with prior years for the CEO position.

Substantial Portion of Executive Compensation Tied to Performance
The Compensation Committee believes that a meaningful portion of executive pay should be based on the Company’s performance relative to its peers. Our target pay mix evidences this pay-for-performance philosophy and emphasizes the alignment of our named executive officers’ interests with those of our stockholders.
In 2022, approximately 73% of the total direct compensation for the CEO, and approximately 80% of the total direct compensation for the other NEO’s, was performance-based and not guaranteed. As previously described, Mr. Schall's target pay mix for 2022 is weighted more heavily towards short-term compensation due to the fact that he was not granted any performance and service based RSUs in 2022 due to Mr. Schall's planned retirement. The graphs below illustrate the compensation breakdown and the chart on page 40 explains how each element of compensation fits into the Company’s overall program.

38	ESSEX Property Trust, Inc. 2023 Proxy Statement

Compensation Policies and Practices—Good Governance
Consistent with our commitment to strong corporate governance and responsiveness to our stockholders, in 2022 the Board maintained the following compensation policies and practices to drive performance and serve our stockholders’ long-term interests:
WHAT WE DO:
Pay for Performance
The structure of our named executive officer compensation program includes a balanced mix of cash and equity compensation with a strong emphasis on performance-based incentive awards promoting responsible growth and risk management.

Executive Officer Compensation Peer Group Review	The competitiveness of our named executive officer compensation program is assessed by comparison to the median of a group of peer companies that are comparable to us.
Independent Compensation Committee	Our Compensation Committee is comprised solely of independent directors.
Maintain an Anti-Hedging Policy	We maintain programs that strictly limit the ability of our named executive officers and non-employee directors to pledge our securities and prohibit any hedging of our securities.
Executive Officer and Director Stock Ownership Guidelines	We maintain meaningful stock ownership guidelines for our named executive officers and non-employee directors that promote a long-term stockholder perspective.
Compensation Policies and Practices Review	Our Compensation Committee annually considers and assesses the potential risks of our compensation policies and practices for all employees.
Compensation Recovery Policy	Our Compensation Recovery Policy permits the Board to make retroactive adjustments to the incentive compensation of our executive officers in certain circumstances.
WHAT WE DON’T DO:
No Employment Agreements	We have not entered into individual employment agreements with our named executive officers, and we do not provide our named executive officers with tax gross-ups.
No Tax Gross-Ups	We do not provide for “single-trigger” severance payments upon a change in control.
No Excessive Perquisites	Our named executive officers receive limited perquisites and other personal benefits that are not otherwise generally available to all our employees.
ESSEX Property Trust, Inc. 2023 Proxy Statement	39

Response to 2022 Say on Pay Results
We currently submit an advisory vote to approve our named executive officer compensation to our stockholders on an annual basis. At our 2022 annual meeting, holders of approximately 95% of the votes cast voted “for” the advisory proposal. As illustrated by the graph below, over the past five years, on average, holders of approximately 96% of the votes cast voted “for” this advisory proposal. We believe the strong, continued support for our compensation program in 2022 and in past years reflects the strong alignment between our named executive officer compensation and performance.

In addition to considering the results of the stockholder vote, the Compensation Committee also considered the positive views on our compensation structure expressed by our stockholders during our investor relations outreach throughout the year, as discussed in our Stockholder Engagement section on page 29, in continuing to apply the same principles in determining the amounts and types of executive compensation and did not implement substantial changes.
Overview of Named Executive Officer Compensation Program
Key Named Executive Officer Compensation Program Objectives
The objectives of our compensation program for named executive officers are to:
▪	Attract, retain, and motivate executive officers through the overall design and mix of cash, equity, and short- and long-term compensation elements;
▪	Reward individual performance by tying significant portions of short-term compensation in the form of salary and annual bonus opportunity to achievement of individual performance goals; and
▪
Align the interests of executive officers with the interests of the Company’s stockholders by tying significant portions of short- and long-term compensation, in the form of annual bonus and long-term equity based awards, to increasing distributable cash flow to stockholders, and increasing the value of Common Stock based on the acquisition, development, redevelopment and onsite property management of apartment communities.

How Executive Compensation Decisions are Made
Role and Procedures of the Compensation Committee. The Compensation Committee, composed of independent, non-employee directors, determines and approves the compensation arrangements for the named executive officers. The Committee has the authority to select, retain and terminate special counsel and other experts (including compensation consultants) as the Committee deems appropriate.
In fiscal year 2022, the Compensation Committee retained Mercer as its independent compensation consultant to advise the Compensation Committee on the Company's executive compensation. In 2022, Mercer also provided other consulting services to the Company's human resources department in connection with the implementation of new human resources software and for day to day support for the Company's human resources information systems and payroll functions. Fees paid to Mercer for these human resources consulting services totaled $317,123.53 in 2022. Fees paid to Mercer for director and executive compensation services
40	ESSEX Property Trust, Inc. 2023 Proxy Statement

totaled $12,500 in 2022. Other than advising the Compensation Committee and the human resources consulting services as described in this section, Mercer did not provide any other services to the Company in 2022. In compliance with SEC promulgated rules under the Dodd-Frank Act and the requirements of the NYSE listing standards, the Compensation Committee determined, and Mercer affirmed in its representations to the Compensation Committee, that Mercer meets the requirements to be considered independent and that the Company’s engagement of Mercer during 2022 does not raise material conflicts of interest. The Compensation Committee decided to continue to retain Mercer as its independent compensation consultant. The Compensation Committee reassesses the independence of its advisers at least annually.
In addition to the information and analysis provided by Mercer, the Compensation Committee also considered the publicly filed information of our peers (among other factors) in making 2022 compensation decisions with respect to its named executive officers.
While the Compensation Committee determines the Company’s overall compensation philosophy and sets the compensation for the Company’s CEO and other executive officers, it looks to the CEO to make recommendations with respect to both overall compensation policies and specific compensation decisions. For the upcoming fiscal year, the Company’s CEO recommends to the Compensation Committee the levels of base salary, targeted annual bonus and long-term equity for the named executive officers other than himself, within the elements of compensation otherwise established by the Compensation Committee. The sum of such base salaries and targeted bonuses and long-term equity compensation, if any, is included in the Essex annual business plan. Also, at that time, the Compensation Committee reviews and approves goals for the upcoming year for specific executive officers. Such goals may include company-wide, business unit and individual goals.
At the end of a fiscal year, the Compensation Committee reviews actual performance against goals and, in consultation with the CEO and as discussed further below, sets the actual bonuses to be paid to the executive officers. The CEO also provides the Compensation Committee with his perspective on the performance of the Company’s executive officers as well as a self-assessment of his own performance. The Compensation Committee establishes the compensation package for the CEO. The Company’s Chief Financial Officer also attends the Compensation Committee’s meetings to provide perspective on the competitive landscape and the needs of the business and to discuss potential new elements for the executive officer’s compensation packages.
Peer Group. In consultation with Mercer, the Company chose to not make any adjustments to the peer group from 2021 as it believes the peer group was properly aligned with the Company’s asset size, property type, and geographic footprint. The peer group for 2022 included the following 14 equity REITs.
Company
AvalonBay Communities, Inc. (AVB)
Boston Properties, Inc. (BXP)
Camden Property Trust (CPT)
Douglas Emmett, Inc. (DEI)
Equity LifeStyle Properties, Inc. (ELS)
Equity Residential (EQR)
Extra Space Storage Inc. (EXR)
Invitation Homes, Inc. (INVH)
Healthpeak Properties, Inc. (PEAK)
Mid-America Apartment Communities, Inc. (MAA)
Public Storage (PSA)
Realty Income Corporation (O)
Sun Communities, Inc (SUI).
UDR, Inc. (UDR)
ESSEX Property Trust, Inc. 2023 Proxy Statement	41

Total Market Capitalization at December 31, 2022[1]

($ in Millions)

Douglas Emmett, Inc.
Camden Property Trust
Equity Lifestyle Properties, Inc.
UDR, Inc.
Healthpeak Properties, Inc.
Essex Property Trust, Inc.
Mid-America Apartment Communities Trust
Sun Communities, Inc.
Invitation Homes, Inc.
Boston Properties, Inc.
Extra Space Storage, Inc.
Equity Residential
AvalonBaby Communities, Inc.
Public Storage
Realty Income Corporation
10,000
20,000
30,000
40,000
50,000
60,000
70,000

	Revenue(2)	Total Assets(3)
	($ in millions)
25th percentile	1,562	11,140
50th percentile	2,061	15,771
75th percentile	2,853	19,378
ESSEX	1,607	12,373
Percentile rank	31%	44%
(1)	Estimated Total Market Capitalization based on Nasdaq data.
(2)	Revenue reflects the total revenue for the most recent fiscal year end.
(3)	Total Assets reflect the book value as reported by each company as of the end of the most recent fiscal year end.
42	ESSEX Property Trust, Inc. 2023 Proxy Statement

In fiscal year 2022, the Compensation Committee considered the peer group information prepared by Mercer pursuant to a 2022 benchmarking analysis (the “2022 Mercer Analysis”) in determining overall compensation levels in light of the Compensation Committee’s view of appropriate, market-based compensation levels and pay-for-performance, including the Company’s performance during the COVID-19 pandemic benchmarked against its peers. The 2022 Mercer Analysis concluded that the overall target compensation for all of the named executive officers was at or below the median of the peer group. Due to the continued impacts from the COVID-19 pandemic on the Company’s results, the Compensation Committee did not change the base salaries or target annual bonuses for the named executive officers for 2022 as compared to 2021, other than for the CFO, whose total target compensation was in the bottom 25% of the peer group based on the 2022 Mercer Analysis.
Key Elements of Named Executive Officer Compensation. The key elements of Essex’s current compensation program for the named executive officers are summarized in the table below:
Compensation element	Why this element is included	How the amount of the element is determined	How the element fits in the overall program
Base Salary	Fixed base pay necessary to attract and retain executives and compensate performance of core job duties.	Base salary and any changes in salary are based on views of individual retention or performance factors and market data at peer companies (but without specific benchmarking).	Short-term cash compensation that is fixed and paid during the year, addresses employee cash-flow needs and retention objectives.
Annual Cash Bonus	Variable cash compensation that motivates executives and ties a significant compensation opportunity to achieving individual and corporate performance goals.	Annual bonus is based on both discretionary and non-discretionary performance criteria.
Short-term cash compensation that is contingent on achievement of Company and individual goals, as determined by the Compensation Committee, is intended to link compensation to short-term stockholder interests.

Long-Term Equity Incentive
Equity compensation (in the form of restricted stock units (“RSUs”) and options) fosters long-term retention of management and aligns executive officer and stockholder interests.

Equity compensation complements cash compensation and provides performance incentives.

RSUs are subject to both performance-based and service-based vesting or performance-based vesting only.

Options may be subject to service-based vesting.

Long-term equity incentive awards are determined primarily based on how the award’s grant date value relates to the executive officer’s total cash compensation and how the vesting and other aspects of the award might incentivize performance.

Long-term compensation that is tied to the value of Common Stock and is primarily contingent on meeting performance goals and continued employment, which is intended to link compensation to long-term stockholder value accretion and reinforces retention.

Deferred compensation plan	Supplemental element to assist in retaining executives.	Executive officers may defer up to 25% of their base salary and 50% of their bonus.	A tax planning benefit for executives.
ESSEX Property Trust, Inc. 2023 Proxy Statement	43

Compensation element	Why this element is included	How the amount of the element is determined	How the element fits in the overall program
Severance plan	For hiring and retaining executives by providing continued economic benefit if a change of control and related termination occurs.
In the event of a change of control and related involuntary termination within the period commencing 2 months preceding a change of control and ending 24 months after the change of control, executives receive two times their current annual salary and three-year average annual bonus, vesting acceleration of equity awards, continued insurance benefits and out-placement services.
Facilitates recruitment and retention of named executive officers by providing income security in the event of involuntary job loss in connection with a change in control.
Perquisites	Customary element of executive compensation.	Generally based on perquisites being offered by peer companies.	Addresses recruitment and retention objectives.
Description of Individual Elements of Named Executive Officer Compensation
Base Salaries
None of the Company’s executive officers has an employment agreement. Base salaries are viewed as a customary element necessary to hire and retain named executive officers. Base salary and any changes in base salary are based on views of individual retention and/or performance factors and market data at peer companies, without benchmarking. For 2022, the Compensation Committee established base salaries in light of these considerations as well as subjective assessments of individual performance, scope of responsibilities, expertise and experience, and the Company’s financial performance and condition. The Compensation Committee did not make any changes to base salaries for the named executive officer positions for 2022 as it believes that the base salaries are well-aligned with the Company’s peer group and are sufficient to attract and retain top talent.
Executive	Annual Base Salary Rate 2021 ($)	Annual Base Salary Rate 2022 ($)
Michael J. Schall, CEO and President	900,000	900,000
Angela L. Kleiman, COO and SEVP	750,000	750,000
Barb M. Pak, CFO and EVP	650,000	650,000
Adam W. Berry, CIO and EVP	550,000	550,000
Anne Morrison, CCO, General Counsel and SVP	450,000(1)	450,000(1)
(1)	Ms. Morrison was promoted to CCO in December 2022 and her base salary was previously set for 2021 and 2022 at $450,000 and approved by the Compensation Committee as in line with the Company's peers.
Annual Bonuses
Each named executive officer is eligible to earn an annual cash bonus based on the achievement of the annual business plan approved by our Board and the meeting of performance goals during the year. The performance goals used for determining an officer’s annual bonus include qualitative individual and business unit goals and quantitative corporate performance goals as determined by the Compensation Committee and by the CEO in his recommendations to the Compensation Committee.
Each year, a target bonus amount is established for each named executive officer and is reviewed by the Compensation Committee. On average, 50% of the Company's named executive officers' annual bonus is tied to achieving the corporate performance goals and 50% is tied to achieving the individual and business unit goals, other than our CIO whose annual bonus is tied approximately 80% to the corporate performance goals and 20% to achieving his individual and business unit goals. Each named executive officer had a maximum opportunity to earn 210% of target with respect to the portion of the annual bonus tied to corporate performance goals if specific performance levels exceed the corporate performance goals per the annual business plan. The portion of each named executive officer’s annual bonus that is tied to their individual and business unit goals is capped at 100% of the target bonus.
44	ESSEX Property Trust, Inc. 2023 Proxy Statement

In 2022, annual bonus targets were set based on the results of the 2022 Mercer Analysis to align named executive officer short-term incentives with those at peer companies for purposes of attracting and retaining talent. Specifically, following the Compensation Committee’s review of appropriate, market-based compensation levels, and in response to the continued impact of COVID-19 on the Company, the Compensation Committee did not increase the 2022 target individual or corporate bonuses for the named executive officers from the bonuses set in 2021, other than for the CFO. The 2022 Mercer Analysis concluded that the CFO's target total compensation was in the bottom 25% of the peer group and the Compensation Committee determined, based on her experience and performance, to raise the CFO's individual and business unit target bonus in order to bring her total cash compensation closer in line with peer practices.
2022 Annual Corporate Target Bonuses
The table below reflects the target bonus opportunity tied to achievement of the corporate performance objectives for each of our named executive officers for 2022, as well as the actual bonus paid with respect to the corporate component of the annual bonus.
Executive	Threshold ($)	Target ($)	Maximum ($)	Actual Cash Bonus ($)	% of Target Bonus Achieved
Michael J. Schall, CEO and President	$495,000	$990,000	$2,079,000	$1,663,200	168%
Angela L. Kleiman, COO and SEVP	$250,000	$500,000	$1,050,000	$840,000	168%
Barb M. Pak, CFO and EVP	$200,000	$400,000	$840,000	$672,000	168%
Adam W. Berry, CIO and EVP	$195,000	$390,000	$819,000	$655,200	168%
Anne Morrison, CCO, General Counsel and SVP	$112,500	$225,000	$472,500	$378,000	168%
Total	$1,252,500	$2,505,000	$5,260,500	$4,208,400	168%
2022 Corporate Goals The Company’s primary performance measures for purposes of the corporate component of the annual bonuses are Core FFO per share and the growth in same-property NOI. The Board reviews the operating plans that include annual Core FFO per share targets and expected NOI results. The target levels for the increase in Core FFO per share from year to year are dependent on a number of factors, including expectations surrounding internal and external growth opportunities, general economic conditions, including the continued impact from the COVID-19 pandemic, real estate fundamentals and other specific circumstances facing the Company in the coming year. The Compensation Committee also establishes Core FFO goals that are consistent with the annual business plan. For 2022, the specific corporate goals were as follows:

All of the corporate goals exceeded the established range with the exception of the goal related to achieving the underwritten yields from acquisitions and stabilized developments for 2020 and 2021, for which threshold performance was tied to achieving 95% of the proforma underwritten NOI yields, which was negatively impacted by the COVID-19 pandemic as actual rents were lower than initially underwritten. As a result, the Compensation Committee awarded the named executive officers an above-target annual bonus tied to corporate goals which equated to an average of 168% of the corporate portion of the target bonus.
ESSEX Property Trust, Inc. 2023 Proxy Statement	45

2022 Individual and Business Unit Goals
A portion of each named executive officer’s bonus for 2022 also related to achievement of both individual goals, including the evaluation of the officer’s handling of his or her day-to-day responsibilities, and individual performance goals and, in some cases, business unit goals. These goals include objective measures of performance as well as performance relative to peers. For 2022, the primary individual and/or business unit-based bonus criteria for our named executive officers were as follows:
▪
Mr. Schall’s goals included achieving Essex’s annual business plan, succession planning and orderly transition of key senior executives, ESG initiatives, including maintaining training and development programs to attract and retain a diverse workforce, and ensuring strategic objectives such as to property locations and accretion are satisfied in connection with the Company’s investment activities, including acquisitions, development and dispositions. Mr. Schall achieved all of his individual goals.

▪
Ms. Kleiman’s goals included achieving Essex's operations budget and business plan, including the successful the roll out of the Property Collections operating model, executing the strategic framework for technology to enhance operating margins and implement technology consistent with the annual business plan, continued enhancement of asset management to ensure annual sustainability objectives are met, and mentoring and career development plans for key managers. Ms. Kleiman achieved all of her individual goals.

▪
Ms. Pak’s goals included achieving Essex’s financial and operating objectives, optimizing the capital structure and arbitrage the utilization of various debt and equity sources, executing stock buybacks to optimize accretion, monetizing the promote income within the Wesco III and IV entities, effective tax planning, mentoring and career development plans for key managers, and ensuring timely and accurate financial reporting. Ms. Pak achieved all of her individual goals.

▪
Mr. Berry’s goals included ensuring investment objectives are satisfied in connection with acquisitions, structured finance, development and disposition goals contained in the annual business plan. Mr. Berry achieved all of his individual goals.

▪
Ms. Morrison’s goals included leading the ESG committee and its various initiatives, including managing the corporate social responsibility program, reports and goals, enterprise risk management, including ensuring an enforceable compliance framework exists for applicable laws across various departments, and mentoring and career development within her department. Ms. Morrison achieved all of her individual goals.

Each named executive officer met their individual goals for 2022. As a result, the Compensation Committee awarded the named executive officers 100% of the target annual bonus tied to individual goals.
Total Annual Bonus
The Compensation Committee believes that short-term incentive pay should appropriately reward management under the pay-for-performance philosophy and awarded the named executive officers above-target annual bonuses which equated to an average of 136% of target.
Payments for bonuses compared to targets in 2022 were as follows:
Executive	Total Actual Incentive Bonus ($)(1)	Target Incentive Bonus ($)	Maximum Aggregate Bonus ($)
Michael J. Schall, CEO and President	2,553,200	1,880,000	2,969,000
Angela L. Kleiman, COO and SEVP	1,340,000	1,000,000	1,550,000
Barb M. Pak, CFO and EVP	1,272,000	1,000,000	1,440,000
Adam W. Berry, CIO and EVP	755,200	490,000	919,000
Anne Morrison, CCO, General Counsel and SVP	578,000	425,000	672,500
(1)
Represents cash annual incentive awards under the Company’s annual bonus program. Ms. Pak elected to receive 1,164 fully vested shares of common stock in lieu of $250,000 of the annual bonus payable to her for 2022. These shares were granted to her on December 9, 2022. The grant date fair value of these shares was $214.79, as determined in accordance with FASB ASC Topic 718. Assumptions used in determining the grant date fair value of the shares can be found in Note 14 of the Notes to Consolidated Financial Statements in the Company’s 2022 Form 10-K.

46	ESSEX Property Trust, Inc. 2023 Proxy Statement

Long-Term Equity Incentives
In fiscal year 2022, the Company’s equity compensation package for its named executive officers consisted of one or more of three different types of awards: stock options, restricted stock units (“RSUs”) subject to both service-based vesting and performance-based vesting, and RSUs subject to only performance-based vesting, in each case, granted under the Company’s stockholder-approved Incentive Award Plan.
The Company utilizes a combination of these components to accomplish the following objectives:
▪	Align executive performance with long-term stockholder interests;
▪	Minimize the cost of equity awards to the Company; and
▪	Provide competitive compensation package to attract and retain talent.
Stock Options
Stock options have value only to the extent that there is appreciation in the Company’s stock and, as such, are inherently performance-based compensation. Stock options granted to our named executive officers in fiscal year 2022 vest over a three-year horizon, at the rate of one-third each year on the anniversaries of the date of grant, subject to continued employment through the applicable vesting date.
Stock options receive a high perception of value and are a significant factor in long-term retention of senior executives. Therefore, we believe options are the most effective compensation component in terms of value perception versus accounting cost.
However, the Company limits the maximum realizable value of such stock options at the time of exercise to $100 per share. This limit was intended to discourage excessive risk-taking while reducing the accounting cost of the award to the Company.
The Company has reduced the number of options awarded to its named executive officers as a percentage of total long-term equity incentive compensation over the last five years from 25% in 2018 to 23% in 2019 to 20% in 2020 to 18% in 2021 and 2022.
Restricted Stock Units
We grant RSUs to our named executive officers that may be subject to performance-based and/or time-based vesting. RSUs are settled in shares of our Common Stock.
In 2022, the Compensation Committee maintained its approach that 100% of the criteria for the performance-based vesting is tied to total return to stockholders which the Company believes fully aligns executives with stockholders. The RSU award program provides for a relative total stockholder return (“TSR”) performance metric, and an absolute TSR performance metric, which represents the compounded annual return of an investment in common shares of the Company over the three-year performance period, with each measure weighted equally. For purposes of measuring relative TSR for performance-based awards granted starting in 2021, the Compensation Committee benchmarks to the FTSE NAREIT Apartment Index (“NAREIT Apartment Index”), which is representative of REITs in the multifamily housing industry across the United States. The Compensation Committee believes that the peer group in the NAREIT Apartment Index appropriately represents the Company’s operating performance and shareholder return against its direct competitors in the multifamily space.
The RSUs to our named executive officers in 2022 consist of one or more of the following two types of awards:
(1)
“Performance and Service RSUs,” which are subject to performance vesting based 50% on achievement of the Company’s total stockholder return and 50% on the Company’s total stockholder return relative to the NAREIT Apartment Index during a three-year performance period (the “TSR Goals”). In addition, the Performance and Service RSUs are subject to time-based vesting over a three-year horizon, at the rate of one-third each year on the anniversaries of the date of grant. The final distribution of the RSU awards is determined following the three-year performance period for all awards granted; and

(2)
“DIP RSUs,” which are subject to performance vesting based on both (i) the three-year TSR Goals and (ii) the gain or purchase price for the disposition of certain assets of the Company’s real estate portfolio during the calendar year following the year in which the RSUs are granted. DIP RSUs are also subject to a one-year service-based vesting condition.

ESSEX Property Trust, Inc. 2023 Proxy Statement	47

Performance against the TSR Goals for the Performance and Service RSUs and DIP RSUs granted during 2022 will be determined by the Compensation Committee at the end of 2025, using the following matrix:
TSR Metrics	Weight	0% RSUs Earned	50% RSUs Earned	75% RSUs Earned	100% RSUs Earned
Relative TSR to FTSE NAREIT Apartment Index	50%	<-4.0%	-4.0%	0%	+4.0%
Absolute 3-year TSR	50%	<4.0%	4.0%	8.0%	>12.0%
In the event the Company’s absolute total stockholder return is between two achievement levels, the percentage of RSUs that is earned will be based on linear interpolation between the amounts set forth above. In the event the Company’s absolute total stockholder return upon completion of the performance period is below 4.0%, and the relative total return underperforms the Index by more than 4.0%, no RSUs will be earned.
The Performance and Service RSU awards granted in 2019 were subject to performance vesting based on three-year TSR goals based on our TSR relative to the SNL Index) for the three-year performance period ending December 3, 2022. Based on the relative underperformance of our TSR relative to the SNL Index for this three-year performance period, this resulted in a payout at 0%, consistent with the payout for the DIP RSUs granted in 2019, as described below. As a result, all of the Performance and Service RSUs granted in 2019 were forfeited by our named executive officers in 2022.
Restricted Stock Units - DIP RSUs
In addition to the three-year TSR Goal, DIP RSUs generally become eligible to be earned based on the gain or purchase price for the disposition of certain assets of the Company’s real estate portfolio during the calendar year following the year of grant (the “DIP Performance Metric”). Once the number of DIP RSUs that is deemed to satisfy the DIP Performance Metric is determined, such DIP RSUs are then subject to performance vesting based on achievement of the three-year TSR Goals, which three-year TSR Goals are the same as those under the Performance and Service RSUs and described above for DIP RSUs granted starting in 2021. Prior to 2021, DIP RSUs were subject only to the absolute TSR Goal and did not have a relative TSR Goal. In addition to the performance-based vesting conditions applicable to the DIP RSUs, the DIP RSUs are generally subject to continued service through December 31 of the year following the year of grant (with accelerated vesting in the event of certain qualifying terminations of employment in connection with a change of control of Essex, as described below under “Severance and Other Benefits Upon Termination of Employment or Change of Control”).
In 2022, the Company exceeded the DIP Performance Metric for the DIP RSUs granted in 2021. These awards remain eligible to vest subject to the three year TSR Goal which will be determined on December 1, 2024. The DIP RSU awards granted in 2019 that remained eligible to vest based on performance relative to the DIP Performance Metric during 2020 were subject to performance vesting based on three-year TSR Goals relative to the SNL Index for the three-year performance period ending December 3, 2022. Based on the relative underperformance of our TSR relative to the SNL Index for this three-year performance period, this resulted in a payout at 0%, consistent with the payout for the Performance and Service RSUs granted in 2019. As a result, all of the DIP RSUs granted in 2019 were forfeited by our named executive officers in 2022.
In fiscal year 2022, the Compensation Committee granted awards in respect of the following number of stock options and RSUs (shown assuming maximum performance of the relevant DIP Performance Metric and TSR Goals), to the Company’s named executive officers.
Name	Grant Date	Number of Options Granted (#)	Number of Performance and Service RSUs Granted (#)	Number of DIP RSUs Granted (#)	Total Number of RSUs Granted (#)
Michael J. Schall	12/9/2022	13,002	—	2,274	2,274
Angela L. Kleiman	12/9/2022	24,240	16,120	7,854	23,974
Barb M. Pak	12/9/2022	9,476	4,630	3,514	8,144
Adam W. Berry	12/9/2022	6,611	1,860	3,514	5,374
Anne Morrison	12/9/2022	7,713	3,927	3,514	7,441
Nonqualified Deferred Compensation. Named executive officers are currently permitted to make elections to defer up to 100% of their base salaries and bonuses under the Company’s Deferred Compensation Plan. The Company believes that providing the named executive officers and other eligible employees with nonqualified deferred compensation opportunities is a cost-effective
48	ESSEX Property Trust, Inc. 2023 Proxy Statement

supplemental benefit that enables named executive officers to defer income tax on deferred salary and bonus payments, even though the Company also defers the related tax deduction. The Company makes no matching or other employer contributions to the plan. Additional information concerning this deferred compensation plan is set forth in the Nonqualified Deferred Compensation table and related text below.
Retirement Benefits. Named executive officers are eligible to participate in the Essex tax-qualified 401(k) plan. The Company does not maintain any defined benefit, pension, or supplemental or “excess” retirement plans for the named executive officers.
Severance and Other Benefits Upon Termination of Employment or Change of Control. Under the Essex Property Trust, Inc. Executive Severance Plan, which was amended and restated March 12, 2013 (the “Severance Plan”), each of the Company’s named executive officers would be entitled to the following benefits under the Severance Plan if, within the period commencing two months prior to a change of control of Essex (as defined in the section titled “Potential Payments upon Termination or Change of Control”) and ending 24 months after a change of control of Essex, the employment of such named executive officer is terminated in connection with the change of control and without “cause” (excluding any termination of employment due to the named executive officer’s death or disability), or if the named executive officer resigns from employment for “good reason”:
▪
a lump-sum cash amount equal to the sum of (a) two times such named executive officer’s then-current annual base salary and (b) two times such named executive officer’s average annual bonus for the three years preceding the change of control;

▪	continuation of health, dental and life insurance for up to 24 months following the date of termination, paid by the Company;
▪
accelerated vesting, or its equivalent, with respect to all outstanding, unvested equity-based compensation awards that are assumed or substituted in connection with a change of control and any equity-based awards that were granted in connection with or following the change of control;

▪	outplacement services of up to $20,000 in the aggregate; and
▪	reasonable legal and mediation fees and expenses incurred by the named executive officer in obtaining or enforcing any right or benefit provided by the Severance Plan.
In addition, pursuant to the terms of the Severance Plan, any equity-based awards held by the named executive officers that are outstanding immediately prior to a change of control of Essex but that are not assumed in connection with such change of control will vest in full effective immediately prior to such change of control. Since, pursuant to the terms of the Company’s Incentive Award Plan and the applicable award agreements, any LTIP Units and RSUs that are held by the named executive officers and that are subject to performance-based vesting will be earned based on actual performance through a change of control of the Company, any performance-based LTIP Units and RSUs that have been so earned, and any other equity-based incentive awards outstanding immediately prior to a change of control of Essex, will vest in full unless assumed in connection with the change of control.
The Compensation Committee believes that these provisions in the Severance Plan and the terms of the equity-based awards described above provide a reasonable level of continued economic benefit to the named executive officers if a change of control and/or related termination event were to occur, are a reasonable balance to the at will nature (and lack of fixed terms) of employment for the officers, and provide a reasonable level of incentive for the covered individuals to remain with the Company prior to any proposal or contemplation of, and during any negotiations for, a change of control. The Compensation Committee also believes that the two years’ cash severance payment, the accelerated vesting of equity awards and other reasonable severance benefits, together with the absence of a tax “gross up” provision, are in line with or provides lesser benefits than the scope of change of control benefits offered by many companies the Compensation Committee considers to be comparable. Generally, the existence of the Severance Plan, and the potential benefits to executive officers under it, does not affect the annual determination of an executive officer’s base salary, cash bonus or long-term incentive award grants.
Life Insurance and Perquisites. Named executive officers receive automobile allowances or leased automobiles, automobile insurance, annual DMV renewals, health and dental insurance and payment of life insurance premiums and are eligible to receive discounts on rental housing at Company properties and reimbursable education-related benefits on the same terms as other Company employees. The Compensation Committee believes that the perquisites are comparable to those provided by comparable companies.
Tax and Accounting Considerations.
Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a tax deduction for annual compensation paid to specified executive officers in excess of $1 million. Prior to the effectiveness of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), the deduction limit included an exception for “qualified performance-based compensation.” However, the Tax Act amended certain aspects of Section 162(m) of the Code, including eliminating the exception for “qualified performance-based compensation,” and expanding the scope of employees to whom the deduction limit applies. The Tax Act provides
ESSEX Property Trust, Inc. 2023 Proxy Statement	49

for a grandfathering provision, pursuant to which remuneration that was intended to be “qualified performance-based compensation,” and that was provided pursuant to a written binding contract in effect on November 2, 2017 which has not been modified in any material respect on or after that date, will continue to be eligible for the “qualified performance-based compensation” exception.
We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes. As a result, we do not expect that the payment of compensation that is subject to the prohibition of Section 162(m) of the Code on deduction of annual compensation over $1 million will have a material adverse federal income tax consequence to us, provided we continue to distribute at least 90% of our taxable income each year. Consequently, the Compensation Committee reserves the right to design programs that incorporate a full range of both performance and service-based criteria important to the Company’s success, even where compensation payable under such programs may not be deductible.
ASC Topic 718. Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock-based compensation are accounted for under ASC Topic 718. The Compensation Committee regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity-based compensation awards. As accounting standards change, we may revise certain programs to appropriately align the cost of our equity-based compensation awards with our overall executive compensation philosophy and objectives.
Stock Ownership and Retention Guidelines. The Company has stock ownership guidelines that require executives to acquire and hold a certain amount of Company shares, as described in more detail above under the heading “Board and Corporate Governance Matters—Executive Officer Ownership Guidelines.” All named executive officers were in compliance with the guidelines as of December 31, 2022 or had additional time within which to come into compliance with such guidelines.
The table below sets forth the minimum amount of stock that each named executive officer is required to own pursuant to the Executive Stock Ownership guidelines. Executive officers are expected to achieve this goal within five years of its effective date or, with respect to new executive officers, within five years of attaining their position. The full text of the Stock Ownership Guidelines is posted on our website at http://www.essex.com under the heading “Investors” and subheading “Corporate Governance.”
Executive	Stock Ownership Target as a Multiple of Salary (#)(1)	In Compliance(2)
Michael J. Schall, CEO and President	5x	Yes
Angela L. Kleiman, COO and SEVP	4x	Yes
Barb M. Pak, CFO and EVP	4x	Yes
Adam W. Berry, CIO and EVP	4x	Yes
Anne Morrison, CCO, General Counsel and SVP	4x	Yes
(1)
Named executive officers must own a number of shares of the Company’s stock equal in value to, with respect to the Chief Executive Officer, five times such individual’s annual base salary, and, with respect to the Company’s other executive officers, four times such individual’s annual base salary, in each case, as in effect as of, and based on the Company’s stock price as of, February 10, 2011, or such later date that an individual becomes an executive officer.

(2)
Executive stock ownership for purposes of compliance with our ownership guidelines includes all shares of our common stock held directly or indirectly, Z-1 incentive units, LTIP Units (to the extent fully earned) and time-based RSUs (for the avoidance of doubt, any shares underlying performance-based awards will only be considered to the extent fully earned). Mr. Berry became an executive officer in 2019 and has five years from his promotion to comply with the guidelines Ms. Pak became an executive officer in 2021 and has five years from her promotion to comply with the guidelines. Ms. Morrison became an executive officer in 2022 and has five years from her promotion to comply with the guidelines.

At any time during which a named executive officer is not in compliance with the ownership guidelines, he or she will be required to retain at least 75% of any “net shares” received through our equity compensation plans, including shares or units underlying vested and full-value equity awards (LTIP Units and RSUs) and options, assuming net settlement.
Policy on Hedging and Pledging Essex Equity Securities
Directors and executive officers are not permitted to own financial instruments or participate in investment strategies that represent a direct hedge of the economic risk of owning our Common Stock or voting preferred stock, equity interests issued by our operating partnership, or securities that give the holder any rights to acquire any such stock or equity interests (collectively, “Essex equity securities”).
Directors and executive officers are not permitted to pledge or otherwise use any Essex equity securities as collateral to secure any loan (collectively, a “pledge”) unless: (1) that transaction is first approved by the Board (not counting the vote of any director with a personal interest in the transaction) based on the committee’s determination that the pledge is not significant from a corporate governance standpoint, or (2) that transaction involves a pledge of Essex equity securities that results in such individual having
50	ESSEX Property Trust, Inc. 2023 Proxy Statement

pledged (counting pledged securities that are not Common Stock on an as exercised or converted basis, as the case may be) an amount of Essex equity securities not exceeding the greater of (x) 0.002 times the number of the issued and outstanding shares of Common Stock, or (y) 20% of such individual’s ownership of Essex equity securities.
As more fully set forth in the policy, directors and executive officers are not permitted to pledge any equity compensation awards prior to the awards’ respective exercise, delivery or conversion into equity securities free of restriction under the applicable equity compensation plan.
Compensation Recovery Policy. The Board will, to the extent permitted by applicable law, have the authority to make retroactive adjustments to any bonus or other incentive-based or equity-based compensation paid to an executive officer of the Company, where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement, where such restatement was due to the material non-compliance by the Company, as a result of misconduct, with any financial reporting requirement. Where applicable, an officer will be required to reimburse the Company for any bonus or other incentive-based or equity-based compensation received during the 12-month period following the filing with the SEC of the financial statement that was later restated. We intend to adopt a clawback policy in compliance with new SEC and NYSE rules when required.
ESSEX Property Trust, Inc. 2023 Proxy Statement	51

Compensation Committee Report
This report is not deemed to be soliciting material, filed with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Essex specifically incorporates it by reference into a document filed with the SEC. The Compensation Committee reviewed and discussed the above Compensation Discussion and Analysis (“CD&A”) with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement.
Members of the Compensation Committee
Amal M. Johnson
Mary Kasaris
Irving M. Lyons, III, Chairperson
Named Executive Officer Compensation
Summary Compensation Table
The following table summarizes compensation information for our named executive officers for our year ended December 31, 2022, which we refer to as “2022", our year ended December 31, 2021, which we refer to as “2021”, and our year ended December 31, 2020, which we refer to as “2020”.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael J. Schall CEO and President	2022	900,000	—	2,553,200	275,086	295,015	30,923	4,054,224
	2021	900,000	—	2,500,000	3,075,200	675,004	32,864	7,183,068
	2020	900,000	—	1,604,000	3,250,335	750,019	51,391	6,555,745
Angela L. Kleiman COO and SEVP	2022	750,000	—	1,340,000	2,900,134	550,006	30,958	5,571,098
	2021	750,000	—	1,400,000	1,515,295	335,022	38,437	4,038,754
	2020	650,000	—	700,700	1,260,317	390,024	183,005	3,184,046
Barb M. Pak CFO and EVP	2022	650,000	—	1,272,000	985,180	215,010	47,248	3,169,438
	2021	650,000	—	1,090,000	985,088	215,014	40,530	2,980,632
Adam W. Berry CIO and EVP	2022	550,000	—	755,200	650,093	150,004	39,326	2,144,623
	2021	550,000	—	920,000	820,176	180,001	35,763	2,505,940
	2020	550,000	—	529,000	725,217	200,020	153,697	2,157,934
Anne Morrison CCO, General Counsel and SVP	2022	450,000	—	578,000	900,138	175,008	25,507	2,128,653
(1)
During 2020, Mr. Schall elected to have $90,000 from his cash annual incentive payout otherwise payable during 2020 contributed on his behalf to the Essex Cares program. These contributions were made on a pre-tax basis from the cash compensation otherwise payable to Mr. Schall and are included in these columns as part of the total annual incentive award earned by Mr. Schall during 2020. During 2020, Ms. Kleiman and Mr. Berry elected to have $10,000 of their base salary contributed to the Essex Cares program.

(2)
Represents cash annual incentive awards under the Company’s annual bonus program. In 2022, Ms. Pak elected to receive 1,164 fully vested shares of our common stock in lieu of $250,000 of the annual bonus payable to her for 2022. These shares were granted to her on December 9, 2022. The grant date fair value of these shares was $214.79, as determined in accordance with FASB ASC Topic 718. Assumptions used in determining the grant date fair value of the shares can be found in Note 14 of the Notes to Consolidated Financial Statements in the Company’s 2022 Form 10-K.

(3)
These dollar amounts reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for the awards granted for the year indicated. With respect to awards, the vesting of which is subject to performance conditions, the grant date fair value of these awards is based on the probable outcome of the performance conditions, which is also the maximum value assuming the highest level of performance, calculated in accordance with ASC Topic 718. Assumptions used in determining the grant date fair value of the awards can be found in Note 14 of the Notes to Consolidated Financial Statements in the Company’s 2022 Form 10-K. These dollar amounts do not represent payments actually received by the named executive officers.

(4)
These amounts include amounts paid by the Company to the 401(k) accounts of the named executive officers in the amount of $6,000, all Company contributions paid for benefits received under non-discriminatory benefit plans available to all employees during 2022, the named executive officers’ respective perquisites limited to Company provided leased automobiles or automobile allowances, and payments of life insurance premiums, for Mr. Schall, Ms. Kleiman, Ms. Pak, Mr. Berry and Ms. Morrison, respectively. During 2020, we included a new responsible time off program adopted by the Company to replace paid time off which resulted in the one-time payment of previously accrued but unused time off of $150,000 for Ms. Kleiman and $122,066 for Mr. Berry.

52	ESSEX Property Trust, Inc. 2023 Proxy Statement

Grants of Plan-Based Awards for 2022
The following table shows all plan-based awards which Essex granted to the named executive officers during 2022.
Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target ($)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Maximum ($)	Estimated Future Payouts Under Equity Incentive Plan Awards Maximum (#)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)(3)
Michael J. Schall	—	1,880,000	2,969,000	—	—	—	—	—
	12/9/2022	—	—	2,274	—	—	—	275,086
	12/9/2022	—	—	—	—	13,002	214.79	295,015
Angela L. Kleiman	—	1,000,000	1,550,000	—	—	—	—	—
	12/9/2022	—	—	7,854	—	—	—	950,098
	12/9/2022	—	—	16,120	—	—	—	1,950,036
	12/9/2022	—	—	—	—	24,240	214.79	550,006
Barb M. Pak	—	1,000,000	1,440,000	—	—	—	—	—
	12/9/2022	—	—	3,514	—	—	—	425,089
	12/9/2022	—	—	4,630	—	—	—	560,091
	12/9/2022	—	—	—	—	9,476	214.79	215,010
Adam W. Berry	—	490,000	919,000	—	—	—	—	—
	12/9/2022	—	—	3,514	—	—	—	425,089
	12/9/2022	—	—	1,860	—	—	—	225,004
	12/9/2022	—	—	—		6,611	214.79	150,004
Anne Morrison	—	425,000	672,500	—	—	—	—	—
	12/9/2022	—	—	3,514	—	—	—	425,089
	12/9/2022	—	—	3,927	—	—	—	475,049
	12/9/2022	—	—	—	—	7,713	214.79	175,008
(1)
Represents DIP RSUs that become eligible to be earned based on a percentage of gain or purchase price for the disposition of certain assets of the Company’s real estate portfolio during the calendar year following the year in which such DIP RSUs are granted and are earned based on Essex’s absolute and relative total stockholder return over a three-year performance period and vest based on continued employment over a one-year period. These DIP RSUs were granted as follows: 2,274 for Mr. Schall, 7,854 for Ms. Kleiman, 3,514 for Ms. Pak, 3,514 for Mr. Berry, and 3,514 for Ms. Morrison. Also, represents Performance and Service RSUs that are earned based on Essex’s absolute and relative total stockholder return over a three-year performance period and vest based on continued employment. These Performance and Service RSUs were granted as follows: 0 for Mr. Schall, 16,120 for Ms. Kleiman, 4,630 for Ms. Pak, 1,860 for Mr. Berry, and 3,927 for Ms. Morrison.

(2)
Represents options that are subject to service-based vesting, and vest as to one-third of the shares subject to the options on each of the first three anniversaries of the date of grant, generally subject to continued employment through the applicable vesting date. The options are also subject to a cap on appreciation of $100 per share.

(3)	These dollar amounts reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 as described in footnote 4 to the Summary Compensation Table above.
Named Executive Officer Severance Plan
We discuss severance of our named executive officers and related quantitative disclosure based on assumed triggering events under the heading “Potential Payments upon Termination or Change of Control” on page 58.
ESSEX Property Trust, Inc. 2023 Proxy Statement	53

Outstanding Equity Awards at December 31, 2022
The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2022:
Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		Exercisable	Unexercisable
Michael J. Schall	12/9/2022	—	13,002(1)	214.79	12/8/2031
	12/9/2022					—	—	2,274(2)	481,906
	11/30/2021	9,664	19,331(3)	339.44	11/29/2031
	11/30/2021					—	—	10,803(4)	2,289,372
	11/30/2021					—	—	6,017(5)	1,275,123
	12/2/2020	12,129	12,130(6)	248.70	12/1/2030
	12/2/2020					—	—	10,552(7)	2,236,180
	12/2/2020					—	—	5,399(8)	1,144,156
	12/4/2019	35,749	—(9)	311.43	12/3/2029
	12/6/2018	31,264	—(10)	265.68	12/6/2028
	12/8/2016	1,368	—(11)	219.22	12/8/2026
Angela L. Kleiman	12/9/2022	—	24,240(1)	214.79	12/8/2031
	12/9/2022					—	—	7,854(2)	1,664,420
	12/9/2022					—	—	16,120(12)	3,416,150
	11/30/2021	4,796	9,595(3)	339.44	11/29/2031
	11/30/2021					—	—	5,279(4)	1,118,726
	11/30/2021					—	—	3,009(5)	637,667
	12/2/2020	6,307	6,308(6)	248.70	12/1/2030
	12/2/2020					—	—	3,485(7)	738,541
	12/2/2020					—	—	2,700(8)	572,184
	12/4/2019	16,113	—(9)	311.43	12/3/2029
	12/6/2018	14,694	—(10)	265.68	12/6/2028
Barb M. Pak	12/9/2022	—	9,476(1)	214.79	12/8/2031
	12/9/2022					—	—	3,514(2)	744,687
	12/9/2022					—	—	4,630(12)	981,190
	11/30/2021	3,078	6,158(3)	339.44	11/29/2031
	11/30/2021					—	—	3,063(4)	649,111
	11/30/2021					—	—	2,325(5)	492,714
	12/2/2020	5,256	5,257(6)	248.70	12/1/2030
	12/2/2020					—	—	1,595(7)	338,012
	12/2/2020					—	—	2,086(8)	442,065
	12/2/2020					—	—	982(8)	208,105
	12/4/2019	5,473	—(9)	311.43	12/3/2029
Adam W. Berry	12/9/2022	—	6,611(1)	214.79	12/8/2031
	12/9/2022					—	—	3,514(2)	744,687
	12/9/2022					—	—	1,860(12)	394,171
	11/30/2021	2,577	5,155(3)	339.44	11/29/2031
	11/30/2021					—	—	2,161(4)	457,959
	11/30/2021					—	—	2,325(5)	492,714
	12/2/2020	3,235	3,235(6)	248.70	12/1/2030
	12/2/2020					—	—	1,473(7)	312,158
	12/2/2020					—	—	2,086(8)	442,065
	12/4/2019	10,071	—(9)	311.43	12/3/2029
	12/6/2018	10,005	—(10)	265.68	12/6/2028
54	ESSEX Property Trust, Inc. 2023 Proxy Statement

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		Exercisable	Unexercisable
Anne Morrison	12/9/2022	—	7,713(1)	214.79	12/8/2031
	12/9/2022					—	—	3,514(2)	744,687
	12/9/2022					—	—	3,927(12)	832,210
	11/30/2021	1,073	2,149(3)	339.44	11/29/2031
	11/30/2021					—	—	411(4)	87,099
	11/30/2021					—	—	1,368(5)	289,907
	12/2/2020	2,022	2,022(6)	248.70	12/1/2030
	12/2/2020					—	—	614(7)	130,119
	12/2/2020					—	—	1,227(8)	260,026
	12/2/2020					—	—	737(8)	156,185
	12/4/2019	1,314	—(9)	311.43	12/3/2029
(1)
1/3rd of these options will vest on December 9, 2023, 2024, and 2025, generally subject to continued employment through each such vesting date. The options are also subject to a cap on appreciation of $100 per share.

(2)
For all named executive officers, represents the number of DIP RSUs that would become earned at the end of the three-year performance period (December 9, 2022 - December 9, 2025), assuming the maximum number of DIP RSUs becomes eligible to be earned at the end of the one-year performance period based on the DIP Performance Metric (December 31, 2023), and assuming the maximum performance in respect of the three-year performance period with respect to the TSR Goals. DIP RSUs generally become eligible to be earned based on a percentage of gain or purchase price for the disposition of certain assets of the Company’s real estate portfolio during the calendar year following the year in which such DIP RSUs are granted and are earned based, in part, on Essex’s percentile rank of total stockholder return compared to the total stockholder return of the FTSE NAREIT Apartment Index during the three-year performance period, and, in part, on Essex’s absolute total stockholder return during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria. These units were granted as follows: 2,274 for Mr. Schall, 7,854 for Ms. Kleiman, 3,514 for Ms. Pak, 3,514 for Mr. Berry, and 3,514 for Ms. Morrison.

(3)
1/3rd of these options vested on November 30, 2022, and 1/3rd of these options will vest on each of the next two anniversaries thereafter, generally subject to continued employment through each such vesting date. The options are also subject to a cap on appreciation of $100 per share.

(4)
For all named executive officers, represents the number of Performance and Service RSUs that would become earned and vested at the end of the performance period (November 30, 2021 - December 1, 2024), assuming maximum performance. Performance and Service RSUs are subject to both performance-based vesting and service-based vesting. The number of Performance and Service RSUs that are earned and vest is determined based, in part, on Essex’s percentile rank of total stockholder return compared to the total stockholder return of the FTSE NAREIT Apartment Index during the three-year performance period, and, in part, on Essex’s absolute total stockholder return during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria, generally subject to continued employment through the three-year performance period. These units were granted as follows: 10,803 for Mr. Schall, 5,279 for Ms. Kleiman, 3,063 for Ms. Pak, 2,161 for Mr. Berry, and 411 for Ms. Morrison.

(5)
For all named executive officers, represents the number of DIP RSUs that would become earned at the end of the three-year performance period (November 30, 2021 - December 1, 2024), assuming the maximum number of DIP RSUs becomes eligible to be earned at the end of the one-year performance period based on the DIP Performance Metric (December 31, 2022), and assuming the maximum performance in respect of the three-year performance period. DIP RSUs generally become eligible to be earned based on a percentage of gain or purchase price for the disposition of certain assets of the Company’s real estate portfolio during the calendar year following the year in which such DIP RSUs are granted and are earned based, in part, on Essex’s percentile rank of total stockholder return compared to the total stockholder return of the FTSE NAREIT Apartment Index during the three-year performance period, and, in part, on Essex’s absolute total stockholder return during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria. These units were granted as follows: 6,017 for Mr. Schall, 3,009 for Ms. Kleiman, 2,325 for Ms. Pak, 2,325 for Mr. Berry, and 1,368 for Ms. Morrison.

(6)
1/3rd of these options vested on December 2, 2021 and 2022, and 1/3rd of these options will vest on December 2, 2023, generally subject to continued employment through each such vesting date. The options are also subject to a cap on appreciation of $100 per share.

(7)
For all named executive officers, represents the number of Performance and Service RSUs that would become earned and vested at the end of the performance period (December 2, 2020 - December 1, 2023), assuming maximum performance. Performance and Service RSUs are subject to both performance-based vesting and service-based vesting. The number of Performance and Service RSUs that are earned and vest is determined based on Essex’s percentile rank of total stockholder return compared to the total stockholder return of a specified list of peer companies during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria, generally subject to continued employment through the three-year performance period. These units were granted as follows: 10,552 for Mr. Schall, 3,485 for Ms. Kleiman, 1,595 for Ms. Pak, 1,473 for Mr. Berry, and 614 for Ms. Morrison.

(8)
For all named executive officers, represents the number of DIP RSUs that would become earned at the end of the three-year performance period (December 2, 2020 - December 1, 2023), assuming the maximum number of DIP RSUs becomes eligible to be earned at the end of the one-year performance period based on the DIP Performance Metric (December 31, 2021), and assuming the maximum performance in respect of the three-year performance period. DIP RSUs generally become eligible to be earned based on a percentage of gain or purchase price for the disposition of certain assets of the Company’s real estate portfolio during the calendar year following the year in which such DIP RSUs are

ESSEX Property Trust, Inc. 2023 Proxy Statement	55

granted and are earned based on Essex’s percentile rank of total stockholder return compared to the total stockholder return of a specified list of peer companies during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria. These units were granted as follows: 5,399 for Mr. Schall, 2,700 for Ms. Kleiman, 2,086 and 982 for Ms. Pak, 2,086 for Mr. Berry, and 1,227 and 737 for Ms. Morrison.
(9)
1/3rd of these options vested on December 4, 2020, 2021 and 2022, generally subject to continued employment through each such vesting date. The options are also subject to a cap on appreciation of $100 per share.

(10)
1/3rd of these options vested on December 6, 2019, 2020 and 2021, generally subject to continued employment through each such vesting date. The options are also subject to a cap on appreciation of $100 per share.

(11)
1/3rd of these options vested on December 8, 2017, 2018 and 2019, generally subject to continued employment through each such vesting date. The options are also subject to a cap on appreciation of $100 per share.

(12)
For all named executive officers, represents the number of Performance and Service RSUs that would become earned and vested at the end of the performance period (December 9, 2022 - December 9, 2025), assuming maximum performance. Performance and Service RSUs are subject to both performance-based vesting and service-based vesting. The number of Performance and Service RSUs that are earned and vest is determined based, in part, on Essex’s percentile rank of total stockholder return compared to the total stockholder return of the FTSE NAREIT Apartment Index during the three-year performance period, and, in part, on Essex’s absolute total stockholder return during the three-year performance period, as determined by the Compensation Committee based on the specified performance criteria, generally subject to continued employment through the three-year performance period. These units were granted as follows: 0 for Mr. Schall, 16,120 for Ms. Kleiman, 4,630 for Ms. Pak, 1,860 for Mr. Berry, and 3,927 for Ms. Morrison.

56	ESSEX Property Trust, Inc. 2023 Proxy Statement

Option Exercises and Stock Vested for 2022
The following table shows for 2022 the number of shares acquired upon exercise of option awards and the vesting of stock awards and the value realized upon such exercise and vesting.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Michael J. Schall	12,132	1,213,200	—	—
Angela L. Kleiman	6,309	630,900	—	—
Barb M. Pak	—	—	1,164	250,016
Adam W. Berry	—	—	—	—
Anne Morrison	—	—	—	—
(1)
Stock awards amounts reflect both performance-based and service-based vesting achieved during 2022. With the exception of Ms. Pak, stock awards are 0 for 2022 as the named executive officers vested at 0% of the Performance and Service RSUs and DIP RSUs awarded in 2019. Ms. Pak elected to receive 1,164 fully vested shares of our common stock in lieu of $250,000 of the annual cash bonus payable to her for 2022.

Nonqualified Deferred Compensation
The named executive officers are currently eligible to participate in the Essex Portfolio, L.P. 2005 Deferred Compensation Plan, which is referred to herein as the “2005 deferred compensation plan.” The 2005 deferred compensation plan, which was adopted on December 2, 2008, replaced an older plan to comply with Section 409A of the Code. Under the deferred compensation plan, eligible employees, which include the named executive officers of the Company, may elect in accordance with plan procedures to defer up to 25% of their base salary and up to 50% of their cash bonus (and other cash compensation) in any year, in each case, after taking into effect reductions due to income and payroll tax withholding and contributions to benefits plans. The Company does not currently make company matching contributions, although the plan allows the Company to make discretionary contributions. Deferral elections under the 2005 deferred compensation plan must generally be made by December 15th of the calendar year proceeding the calendar year in which the compensation that is to be deferred is scheduled to be earned.
Distributions of the deferred accounts under the 2005 deferred compensation plan are made on the earliest of (1) the participant’s “separation from service,” as defined in the plan, (2) a “change in control,” as defined in the plan or (3) a date specified by the participant at the time the deferral election was made. The distributions are payable in a lump sum, except that a participant may elect a payout of amounts exceeding $150,000 as of the distribution date over a period of 5, 10 or 15 annual installments. Distributions under the 2005 deferred compensation plan payable to a “key employee” (as defined in the plan) in connection with a separation from service will be delayed for six months (to the extent required to comply with Section 409A of the Code).
Under the plans, the earnings in an officer’s account are based on investment earnings (or losses) equal to the actual net investment earning or losses experienced by the investment selected by the participant. Accordingly, any earnings are based solely upon the investment allocations directed by the officer. The Company does not make these investment decisions or guarantee any particular rate of return or other benefit under the plan. Under the investment policies of the plans, and subject to administrative approval, investments may be directed by the officer in any securities generally available and traded on U.S. public markets. However, the plan prohibits investments such as derivative securities, securities issued by Essex, tax-exempt securities, foreign securities not listed on the NYSE, securities determined by the administrator to be illiquid, securities purchased on margin, and a number of other categories intended to limit the permitted investments to securities regularly and publicly traded in the U.S. market. The plans do not impose specific limitations on the frequency of investment selections or changes in investments.
ESSEX Property Trust, Inc. 2023 Proxy Statement	57

Although each participant’s account is wholly unfunded, the investments selected by the officer are purchased by Essex in and for its own account, which account is maintained by the Company with a brokerage firm, and the return on the deferral account is derived solely from these purchased investments directed by the officer. The plan administrator will not monitor a participant’s investment instructions, but it may require the participant to liquidate an investment that is determined to be inconsistent with the plan’s investment policy, other plan provisions, or Essex’s brokerage account agreement. The following table provides information concerning compensation deferred under the prior deferred compensation plan and the 2005 deferred compensation plan by the named executive officers as of December 31, 2022.
Name	Executive Contributions in 2022 ($)(1)	Registrant Contributions in 2022 ($)	Aggregate Earnings/(Losses) in 2022 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of December 31, 2022 ($)
Michael J. Schall	1,501,600	—	(731,421)	—	6,347,566
Angela L. Kleiman	525,519	—	(349,173)	—	2,179,438
Barb M. Pak	—	—	(32,306)	—	159,077
Adam W. Berry	130,520	—	(166,215)	—	781,366
Anne Morrison	—	—	—	—	—
(1)	All contributions in this column are also included as compensation to the named executive officers in the Salary and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table.
Potential Payments upon Termination or Change of Control
Long-Term Equity Incentive Awards
Pursuant to the terms of the Company’s Incentive Award Plan and the applicable award agreements, with respect to any LTIP Units and RSUs that are held by the named executive officers and that are subject to performance-based vesting, the performance period applicable to such LTIP Units or RSUs will end on, and the number of LTIP Units or RSUs earned will be determined based on performance through, the date of a change of control of Essex.
Pursuant to the terms of the Severance Plan, which covers, among others, the named executive officers, any equity-based awards held by the named executive officers that are outstanding immediately prior to a change of control of Essex but that are not assumed in connection with such change of control will vest in full effective immediately prior to such change of control. Accordingly, any performance-based LTIP Units and RSUs that have been earned based on actual performance through the date of a change of control of Essex, and any other equity-based incentive awards outstanding immediately prior to a change of control of Essex, will vest in full unless assumed in connection with the change of control.
Further, under the terms of the Severance Plan, the Company’s Incentive Award Plan and the applicable award agreements, if, within the period commencing two months prior to a change of control of Essex and ending 24 months following a change of control of Essex, the employment of any named executive officer is terminated in connection with the change of control and without “cause” (excluding any termination of employment due to the named executive officer’s death or disability), or if the named executive officer resigns from employment for “good reason” (a “Qualifying Termination”), any equity-based awards held by the named executive officer that were assumed in connection with the change of control and any equity-based awards that were granted in connection with or following the change of control will vest in full.
Severance Payments and Benefits
In addition to accelerated vesting of equity-based awards, the Severance Plan further provides that if a named executive officer experiences a Qualifying Termination under the Severance Plan, the named executive officer will be entitled to (i) a lump-sum cash amount equal to the sum of (a) two times such named executive officer’s then-current annual base salary and (b) two times such named executive officer’s average annual bonus for the three years preceding the change of control, (ii) continuation of health, dental and life insurance benefits for 24 months following the date of termination, paid by the Company, (iii) outplacement services of up to $20,000 in the aggregate, and (iv) reasonable legal and mediation fees and expenses incurred by the named executive officer in obtaining or enforcing any right or benefit provided by the Severance Plan.
Under the Severance Plan, the Company’s Incentive Award Plan and the applicable award agreements, a “change of control” is generally defined as: (a) the acquisition by any person or entity, together with all of their respective affiliates or associates, of securities representing 30 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote, (b) the persons who, as of March 12, 2013, constituted the Board (or the incumbent directors) cease to constitute a
58	ESSEX Property Trust, Inc. 2023 Proxy Statement

majority of such directors, provided that a person becoming a director subsequent to March 12, 2013 shall be considered an incumbent director if the person’s election was approved by a vote of a majority of the incumbent directors, or (c) the consummation of any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own shares representing in the aggregate 50 percent or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger.
Under the Severance Plan, the Company’s Incentive Award Plan and the applicable award agreements, “good reason” is generally defined as (i) a substantial adverse change in the named executive officer’s authority, duty or power, (ii) a reduction in annual base salary, (iii) a reduction in annual bonus opportunity to an annual bonus opportunity that is less than the highest bonus opportunity during the three fiscal years preceding the date of the change of control, (iv) a reduction in certain employee benefits, (v) certain relocations, (vi) failure to pay compensation owed to the named executive officer, (vii) failure to obtain an effective agreement from any successor to assume the Severance Plan, or (viii) a material breach by Essex under the Severance Plan.
Under the Severance Plan, the Company’s Incentive Award Plan and the applicable award agreements, “cause” is generally defined as (i) a willful act of dishonesty with respect to any matter involving Essex, (ii) conviction of a crime involving moral turpitude, or (iii) deliberate or willful failure to substantially perform duties, which continues for 30 days following receipt of notice from Essex.
Individuals participating in the Severance Plan are not entitled to any tax “gross up” in respect of excise taxes, if any, that might arise under the “golden parachute” sections of the federal income tax law (Sections 280G and 4999 of the Code), and may be subject to a reduction in benefits if any such excise tax were applicable and the reduced benefit would maximize the after-tax payment to the participant.
The table below illustrates hypothetical payments under the Severance Plan as if a change of control had occurred on December 31, 2022 and a termination of employment other than for “cause” or for “good reason” occurred on such date. The value of accelerated equity awards reflected in the table below was calculated based on the closing price per share of our common stock on December 30, 2022 ($211.92), the last trading day of 2022, multiplied by the number of awards subject to accelerated vesting (less the exercise price in case of stock options).
With the exception of accelerated vesting of certain equity-based awards that are not assumed in connection with a change of control (as described above), no named executive officer is entitled to any severance payments or benefits (except as required pursuant to applicable law) other than in connection with a termination of employment other than for “cause” (excluding any termination of employment due to the named executive officer’s death or disability) or for “good reason” in connection with a change of control.
Name	Payment for 2X Annual Salary/Bonus ($)	24 months of benefits ($)(1)	Value of Accelerated Equity Awards (including LTIP Units) ($)	Total ($)(2)
Michael J. Schall	6,238,133	42,800	2,753,688	9,034,621
Angela L. Kleiman	3,793,800	42,800	6,072,780	9,909,380
Barb M. Pak	3,054,667	42,800	2,271,359	5,368,826
Adam W. Berry	2,569,467	42,800	1,548,288	4,160,555
Anne Morrison	1,759,333	42,800	1,678,406	3,480,539
(1)	These amounts are based on the estimated average value of the benefits for all named executive officers. Actual amounts for individual officers may differ from this average amount.
(2)
The total does not include: (i) available balances under the nonqualified deferred compensation plan table preceding this table, (ii) any amounts due for accrued but unpaid wages under applicable law or under generally available benefit plans such as our 401(k) plan, at the time of any employment termination, or (iii) the proceeds of insurance policies paid by insurance companies in the event of death or disability.

Schall Transition Services Agreement
On October 3, 2022, the Company announced the planned retirement of Mr. Schall, its Chief Executive Officer and President since 2011. In connection with Mr. Schall’s retirement, the Company and Mr. Schall entered into a Transition Services Agreement (the “Schall Transition Services Agreement”) pursuant to which Mr. Schall’s last day of full-time employment as an executive officer will be on March 31, 2023. Mr. Schall will continue as a Board member, and as a part-time employee of the Company until March 31, 2024. Pursuant to the terms of the Schall Transition Services Agreement, Mr. Schall will receive an annual salary of $500,000. During Mr. Schall’s transition to full-time retirement, stock options, restricted stock units and LTIP Units previously granted to Mr. Schall will continue to vest in accordance with the terms of the Company’s stock award and compensation plans and the specific award agreements governing such grants.
Mr. Schall no longer participates in the Severance Plan.
ESSEX Property Trust, Inc. 2023 Proxy Statement	59

Pay Versus Performance

Pay Versus Performance Table
The following table sets forth information concerning the compensation of our named executive officers ("NEOs") for each of the fiscal years ended December 31, 2020, 2021 and 2022, and our financial performance for each such fiscal year:
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($)(1)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)(1)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)	Net Income ($)	Core FFO per Diluted Share ($)(4)
2022	4,054,224	(4,363,421)	3,253,453	1,039,588	77.69	94.26	432,985,000	14.51
2021	7,183,068	8,887,546	3,175,109	3,773,473	124.82	138.51	515,691,000	12.49
2020	6,555,744	3,753,088	2,479,685	1,285,043	81.92	84.66	599,332,000	12.82
(1)
Amounts represent compensation actually paid to our CEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	CEO	Non-CEO NEOs
2022	Michael J. Schall	Angela L. Kleiman, Barb M. Pak, Adam W. Berry and Anne Morrison
2021	Michael J. Schall	Angela L. Kleiman, Barb M. Pak and Adam W. Berry
2020	Michael J. Schall	Angela L. Kleiman, Adam W. Berry and John F. Burkart
60	ESSEX Property Trust, Inc. 2023 Proxy Statement

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:
	2020		2021		2022
Adjustments	CEO	Average Non- CEO NEOs	CEO	Average Non- CEO NEOs	CEO	Average Non- CEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(4,000,354)	(1,186,948)	(3,750,204)	(1,350,199)	(570,101)	(1,631,393)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	3,681,004	788,871	3,830,188	1,379,019	578,898	1,696,781
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	252,800	—	—	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(1,592,337)	(699,110)	1,444,301	470,461	(5,812,145)	(1,611,345)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(890,969)	(426,543)	180,192	99,082	(2,614,297)	(667,908)
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	76,289	—	—	—	—
Total Adjustments	(2,802,656)	(1,194,641)	1,704,477	598,363	(8,417,645)	(2,213,865)
(2)
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for market-based awards, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end dates, which utilizes multiple input variables, including expected volatility of our stock price and other assumptions appropriate for determining fair value, to estimate the probability of satisfying the performance objective established for the award, including the expected volatility of our stock price relative to the applicable comparative index and a risk-free interest rate and (ii) for stock options, a Black Scholes value as of the applicable year-end or vesting dates. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and prior fiscal years.

(3)	For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the FTSE NAREIT Equity Apartment Index.
(4)
Core Funds from Operations (“Core FFO”) is a non-GAAP measure. Funds from Operations ("FFO") is a financial measure that is commonly used in the REIT industry. The Company presents FFO and FFO excluding non-core items, or Core FFO, as supplemental operating performance measures. In calculating FFO, the Company follows the definition for this FFO published by NAREIT, which is the leading REIT industry association. The Company believes that, under the NAREIT FFO definition, the two most significant adjustments made to net income are (i) the exclusion of historical cost depreciation and (ii) the exclusion of gains and losses from the sale of previously depreciated properties.

ESSEX Property Trust, Inc. 2023 Proxy Statement	61

Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our Core FFO per diluted share, in each case, for the fiscal years ended December 31, 2020, 2021 and 2022.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid versus Total Shareholder Return
Compensation Actually Paid
($ in Millions)
Total Shareholder Return
$10
$8
$6
$4
$2
$0
-$2
-$4
-$6
$160
$140
$120
$100
$80
$60
$40
$20
$0
FY2020
FY2021
FY2022
CEO Compensation Actually Paid
Non-CEO NEO Compensation Actually Paid
Cumulative TSR
Peer Group TSR

Compensation Actually Paid versus Net Income

$10
$8
$6
$4
$2
$0
-$2
-$4
-$6
Compensation Actually Paid
($ in Millions)
$700
$600
$500
$400
$300
$200
$100
$0
Net Income
($ in Millions)
FY2020
FY2021
FY2022
CEO Compensation Actually Paid
Non-CEO NEO Compensation Actually Paid
Net Income

62	ESSEX Property Trust, Inc. 2023 Proxy Statement

Compensation Actually Paid versus Core FFO per Diluted Share
Compensation Actually Paid
($ in Millions)
$10
$8
$6
$4
$2
$0
-$2
-$4
-$6
Core FFO per Diluted Share
$16
$14
$12
$10
$8
$6
$4
$2
$0
FY2020
FY2021
FY2022
CEO Compensation Actually Paid
Non-CEO NEO Compensation Actually Paid
Core FFO per Diluted Share

Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our named executive officers for the fiscal year ended December 31, 2022:
1.	Core FFO;
2.	Core FFO per diluted share;and
3.	Same-property NOI;
For additional details regarding our most important financial performance measures, please see the sections titled “Executive Summary” and “Overview of Named Executive Officer Compensation Program” in our Compensation Discussion and Analysis (CD&A) elsewhere in this proxy statement.
ESSEX Property Trust, Inc. 2023 Proxy Statement	63

Equity Compensation Plans
The following table summarizes share and exercise price information about our equity compensation plans as of December 31, 2022.
Plan Category	Number of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price for Outstanding Options, Warrants and Rights ($)	Securities Remaining Available for Future Issuance Under Plan (#)
Equity compensation plans approved by security holders: Stock Incentive Plans	593,583(1)	279.46(2)	2,038,254(3)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	593,583		2,038,254
(1)	Number of securities to be issued includes 106,137 LTIP Units granted in 2013 and 2014 but excludes 182,915 shares of unvested restricted stock.
(2)	This weighted average price amount applies only to options granted under the Company’s 1994, 2004 and 2013 plans.
(3)
Includes 500,000 shares available for future issuance under our 2013 Employee Stock Purchase Plan (the “ESPP”) and 698,366 shares available for future issuance under our 2013 Stock Award and Incentive Compensation Plan. No options have been granted, and no shares of Common Stock have been purchased, under the ESPP. This plan has not been implemented by the Company.

64	ESSEX Property Trust, Inc. 2023 Proxy Statement

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our median employee to the annual total compensation of Michael J. Schall, our Chief Executive Officer and President (our “CEO”). We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements Item 402(u) of Regulation S-K.
For 2022, our last completed fiscal year:
▪	the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $90,563; and
▪	the annual total compensation of our CEO, as reported in the Summary Compensation Table above, was $4,054,224.
Based on this information, for 2022, the annual total compensation of our CEO was approximately 44.8 times the median of the annual total compensation of all of our employees (other than the CEO).
Determining the Median Employee
Employee Population
The Company used our employee population data as of October 28, 2022 as the reference date for identifying our median employee. As of such date, our employee population consisted of approximately 1,749 individuals, approximately 69% of which were hourly employees, and all of whom were located in the United States. For purposes of the pay ratio calculation our employee population consists of all full- and part-time employees at all locations (other than our CEO), including all temporary employees employed as of the measurement date.
Methodology for Determining Our Median Employee
To identify the median employee from our employee population, we used Box 1 Form W-2 earnings for 2022 as reflected in our payroll records. In identifying the median employee, we annualized the compensation of all permanent employees who were new-hires in 2022 and we did not make any cost-of-living adjustments.
Compensation Measure and Annual Total Compensation of Median Employee
With respect to the annual total compensation of the median employee, we calculated such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, plus, pursuant to SEC rules and to maintain consistency with the calculation of compensation for our CEO, we have elected to voluntarily include the value of benefits provided to our median employee under non-discriminatory benefit plans available to all employees during 2022, which includes, for this purpose, medical benefit premiums paid by the Company, educational reimbursement benefits and the value of employee discounts provided to the median employee during 2022. The value of these non-discriminatory benefits provided to our CEO during 2022 are also included in the annual total compensation of our CEO, as applicable, reported in our 2022 Summary Compensation Table above.
Annual Total Compensation of CEO
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this proxy statement, which includes the value of benefits provided to our CEO under non-discriminatory benefit plans available to all employees during 2022.
ESSEX Property Trust, Inc. 2023 Proxy Statement	65

Report of the Audit Committee
This report is not deemed to be soliciting material, filed with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Essex specifically incorporates it by reference into a document filed with the SEC.
The Audit Committee consists of Ms. Hawthorne, Ms. Kasaris and Mr. Robinson. Mr. Robinson serves as Chairperson of the Audit Committee. The Board has determined that each of the members of the Audit Committee meets the independence and experience requirements of the rules and regulations of the NYSE and the SEC, as currently applicable to the Company.
The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the Company to any governmental body or the public, the Company’s systems of internal control regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the processes relating to the Company’s auditing, accounting and financial reporting as of December 31, 2022. The Audit Committee annually approves the appointment of an independent registered public accounting firm to audit the consolidated financial statements and internal control over financial reporting of the Company and meets with personnel of the Company to review the scope and the results of the annual audits, the amount of audit fees, the Company’s internal control over financial reporting, the Company’s consolidated financial statements and schedule contained in the Company’s Annual Report included in the Form 10-K and other related matters.
The Audit Committee has reviewed and discussed with management the consolidated financial statements for fiscal year 2022 and effectiveness of internal control over financial reporting as of December 31, 2022 audited by KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with KPMG LLP various matters related to the financial statements, including those matters required to be discussed by rules adopted by the Public Company Accounting Oversight Board.
The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the communications of KPMG LLP with the Audit Committee concerning independence and has discussed with KPMG LLP its independence. Based upon such review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.
Members of the Audit Committee
Maria R. Hawthorne
Mary Kasaris
Thomas E. Robinson, Chairperson
66	ESSEX Property Trust, Inc. 2023 Proxy Statement

Certain Relationships and Related Person Transactions
Policies and Procedures with Respect to Related Person Transactions
The Company has adopted written related party transaction guidelines that are intended to cover transactions in which the Company (including entities it controls) is a party and in which any “related person” has a direct or indirect interest. A “related person” means any person who is or was (since the beginning of the last fiscal year) an Essex director, director nominee, or executive officer, any beneficial owner of more than 5% of the outstanding shares of Common Stock, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. A related party transaction is a transaction in which the Company or any of its subsidiaries was, is or will be a participant and in which any related person has a direct or indirect material interest. A related person may be considered to have an indirect interest in a transaction if he or she (i) is an owner, director, officer or employee of or otherwise associated with another company that is engaging in a transaction with Essex, or (ii) otherwise, through one or more entities or arrangements, has an indirect financial interest in or personal benefit from the transaction.
The related person transaction review and approval process is intended to determine, among any other relevant issues, the dollar amount involved in the transaction; the nature and value of any related person’s direct or indirect interest (if any) in the transaction; and whether (i) a related person’s interest in the transaction is material, (ii) the transaction is fair and reasonable or inconsistent with the interests of Essex and its stockholders, and (iii) the transaction or relationship should be entered into, continued or ended.
Generally, unless the transaction is one that is pre-approved under the related party transaction guidelines, prior to entering into a related party transaction, various information about the proposed transaction is to be submitted to the Audit Committee, or subcommittee thereof, which will then review the proposed transaction for compliance with the related party approval guidelines and make a determination as to whether or not to approve the transaction.
The guidelines also list types of related person transactions that are governed by specific approval procedures:
▪
Property Transactions: as to the acquisition or disposition of properties that may involve a related person, the guidelines list specified information to be provided to the Audit Committee, including a description of the related person’s direct or indirect interest in the transaction, the underwriting process, risk and mitigation information, the property marketing process, and analysis of comparable transactions. For two years after an acquisition involving a related person, the Audit Committee will receive reports concerning actual versus underwritten performance.

▪
Preferred Equity/Subordinate Debt Transactions: as to these transactions, the Audit Committee must be provided information concerning the proposed transaction that is comparable to that set forth above for property transactions, and reports must be made to the Audit Committee quarterly as to the status of the transaction and promptly as to any default or similar event. Unless otherwise approved by the Board, the amount outstanding under, or invested pursuant to, all preferred equity/subordinate debt transactions involving the same related person may not exceed $75 million with respect to any investments in properties under construction and $135 million in total investments.

The guidelines also require that the Board is to be annually provided a report of the related person transactions that have been entered into since the date of the last such report to the Board.
Agreements between Mr. Marcus and the Company
George Marcus, the Company’s Chairman and founder, is also involved in other real estate businesses. Mr. Marcus has entered into a written agreement with the Company pursuant to which Mr. Marcus has agreed (i) that he will not divert any multifamily property acquisition and/or development opportunities, which involve properties in the Company’s geographic areas and with more than one hundred rental units, that are presented to him in his capacity as Chairman of the Company to any of his affiliated companies, (ii) that he will not divulge any confidential or proprietary information regarding property acquisition and/or development opportunities that may be received by him in his capacity as Chairman of the Company to any of his affiliated companies and (iii) that he will recuse himself from any and all discussions by the Board regarding any proposed acquisition and/or development of a multifamily property where it appears that there may be an actual conflict of interest with any of his affiliated companies. This agreement was approved by the independent directors (other than Mr. Marcus) of the Company.
ESSEX Property Trust, Inc. 2023 Proxy Statement	67

Other Transactions
Mr. Marcus is the Chairman of Marcus & Millichap Company (“MMC”), which is the parent company of a diversified group of real estate service, investment and development firms. Mr. Marcus is also the Chairman of Marcus & Millichap, Inc. (“MMI”) and owns a controlling interest in MMI. MMI is a national brokerage firm listed on the NYSE that completed its initial public offering in 2013.
As of December 31, 2022, the Company had investments with a total carrying value of $91.4 million with affiliates of MMC. For the year ended December 31, 2022, there were no brokerage commission fees paid by the Company to MMC and its affiliates related to real estate transactions.
The Company charges certain fees relating to its co-investments for asset management, property management, development and redevelopment services. These fees from affiliates total $14.1 million for the year ended December 31, 2022.
In August 2022, the Company funded an $11.2 million preferred equity investment in an entity whose sponsor includes an affiliate of MMC. The entity owns three multifamily communities located in Azusa, CA. The investment initially accrues interest based on a 9.5% preferred return and is scheduled to mature in August 2027.
In February 2022, the Company provided a $32.8 million related party bridge loan to BEX II in connection with the payoff of a debt related to one of its properties located in Southern California. The note receivable was scheduled to mature in March 2022, but was subsequently paid off in April 2022.
In January 2022, the Company provided a $100.7 million related party bridge loan to Wesco VI in connection with the purchase of Vela. The note receivable accrued interest at 2.64% and was scheduled to mature in February 2022, but was paid off in January 2022.
The Company has provided short-term bridge loans to affiliates. As of December 31, 2022, $7.0 million of short-term loans remained outstanding due from joint venture affiliates.
68	ESSEX Property Trust, Inc. 2023 Proxy Statement

PROPOSAL 2
Ratification of Appointment of Independent Registered Public Accounting Firm
KPMG LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022, and has been appointed by the Audit Committee and the Board to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and will be able to respond to appropriate questions.
Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company.
Unless marked to the contrary, proxies received will be voted “FOR” ratification of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2023.
ESSEX Property Trust, Inc. 2023 Proxy Statement	69

Fees Paid to KPMG LLP
Audit and Non-Audit Fees
The following table presents fees billed for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2022 and 2021 and fees billed for other services rendered by KPMG LLP during those periods:
	2022	2021
Audit Fees(1)	$1,833,250	$1,984,855
Audit-Related Fees(2)	32,500	—
Tax Fees(3)	67,857	120,800
All Other Fees	—	—
Total	$1,933,607	$2,105,655
(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements, the audit of internal control over financial reporting as of the end of the year, reviews of the interim consolidated financial statements included in quarterly reports, comfort letters to underwriters, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of limited assurance services related to Sustainability Metrics for the Company's line of credit.
(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning for both federal and state income taxes.
The Audit Committee considers as necessary whether services other than audit and audit-related services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee has adopted a policy for the pre-approval of all audit services and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.
Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm may be required to provide detailed back-up documentation at the time of approval. The status of any pre-approved service is reported at subsequent Audit Committee meetings. All permissible non-audit services provided by our independent registered public accounting firm have been pre-approved by the Audit Committee or a designated Audit Committee member, who is responsible for reporting to the Audit Committee any such pre-approvals at the next scheduled committee meeting.

The Board unanimously recommends that the stockholders vote “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

70	ESSEX Property Trust, Inc. 2023 Proxy Statement

PROPOSAL 3
Advisory Vote on The Company’s Named Executive Officer Compensation
The Compensation Discussion and Analysis in this proxy statement describes the Company’s executive compensation program and the compensation decisions made by the Compensation Committee with respect to the Company’s named executive officers for the year ended December 31, 2022. The Board is asking our stockholders to cast a non-binding advisory vote on the following resolution:
“RESOLVED, that the stockholders of Essex Property Trust, Inc. approve the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting of stockholders in 2023 pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the named executive officer compensation tables and the related footnotes and narrative accompanying the tables).”
The Board is asking our stockholders to vote “FOR” this proposal. Although the stockholders’ vote on this proposal is advisory and non-binding, the Compensation Committee values the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers. Unless the Board modifies the determination on the frequency of future advisory votes on executive compensation, the next such advisory vote will be held at the 2024 annual meeting of stockholders. Section 14A of the Exchange Act requires that we solicit your advisory vote on this proposal.
The Board unanimously recommends that the stockholders vote “FOR” Proposal No. 3.
ESSEX Property Trust, Inc. 2023 Proxy Statement	71

PROPOSAL 4
Advisory Vote on Frequency of Named Executive Officer Compensation Vote
As required by Section 14A of the Exchange Act, we are seeking advisory stockholder approval of the frequency of advisory stockholder votes on compensation of the named executive officers through the following resolution:
“RESOLVED, that the stockholders advise that an advisory resolution with respect to named executive officer compensation should be presented to the stockholders every one, two or three years, as reflected by their votes for each of these alternatives in connection with this resolution.”
In voting on this resolution, you should mark your proxy for every one, two or three years based on your preference as to the frequency with which an advisory vote on named executive officer compensation should be held. If you have no preference, you should abstain.
The Board believes that the current best corporate practices and governance trends favor an annual advisory vote and has determined to hold an annual advisory vote. This would give stockholders the opportunity to react promptly to emerging trends in compensation, and the Board and Compensation Committee the opportunity to evaluate compensation decisions in light of yearly feedback from stockholders.
Because your vote is advisory, it will not be binding upon the Board. However, the Board will take into account the outcome of the vote when considering the frequency of advisory stockholder approval of the compensation of named executive officers.
The Board unanimously recommends that the stockholders vote to hold an advisory vote for the approval of the compensation of the named executive officers every “1 YEAR”.
72	ESSEX Property Trust, Inc. 2023 Proxy Statement

Deadline for Receipt of Stockholder Proposals
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to Ms. Anne Morrison, Secretary, Essex Property Trust, Inc., 1100 Park Place, Suite 200, San Mateo, California 94403. To be timely for the Company’s 2024 annual meeting of stockholders, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Company, no earlier than October 26, 2023 and no later than 5:00 p.m., Pacific Time, on November 25, 2023. A stockholder’s notice shall set forth:
▪
as to each person whom the stockholder proposes to nominate for election or reelection as a director all information and certifications relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act;

▪
as to any other business that the stockholder proposes to bring before the meeting, (A) a description of the business (including the text of any proposal) desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any stockholder associated person (as defined below), including any anticipated benefit to the stockholder or stockholder associated person and (B) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A of the Exchange Act ;

▪	as to the stockholder giving the notice, any proposed nominee and any stockholder associated person:
▪
the class, series and number of shares of stock of the Company that each of them or any of their affiliates own, the date the shares were acquired and the investment intent of such acquisition and any short interest in Company shares by any such person,

▪	the nominee holder for, and number of, Company shares owned beneficially but not of record by such person,
▪
whether such person has engaged in any hedging, derivative or other transaction with respect to Company shares or any shares of any entity listed in the peer group in the stock performance graph in the Company’s most recent annual report, and

▪	any substantial interest of such person in the Company, other than an interest arising from the ownership of Company shares;
▪	as to the stockholder giving the notice, any stockholder associated person and any proposed nominee,
▪	the person’s name and address, and
▪	the person’s investment strategy or objective and a copy of the prospectus, offering memorandum or similar document provided to investors in such person;
▪	the name and address of any person who contacted or was contacted by the stockholder giving the notice or any stockholder associated person about the proposed nominee or other proposed business;
▪	the name and address of any other person supporting the proposed nominee or the proposed business;
▪
a representation that such stockholder, its proposed nominee(s) or associated person(s) intends or is part of a group which intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of such proposed nominees in accordance with Rule 14a-19 of the Exchange Act; and

▪
all other information regarding such stockholder and each associated person that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A of the Exchange Act.

Any director nominations received from stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated. In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 10, 2024. The Company intends to file a proxy statement and white proxy card with the SEC in connection with its solicitation of proxies for the Company’s 2024 annual meeting.
The foregoing is a summary of the applicable provisions of the current Bylaws and is qualified by reference to the Bylaws, which were last filed as an exhibit to the Company’s Current Report on Form 8-K, filed December 13, 2022.
ESSEX Property Trust, Inc. 2023 Proxy Statement	73

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company’s 2024 annual meeting of stockholders must be received by the Company not later than November 25, 2023 in order to be considered for inclusion in the Company’s proxy materials for that meeting.
Proxy Access Nominations. Any stockholder (or group of up to 20 stockholders) meeting the Company’s continuous ownership requirements set forth in the Bylaws that wishes to nominate a candidate for election to the Board for inclusion in the Company’s proxy materials for its 2024 annual meeting of stockholders must provide written notice to our Secretary no earlier than October 26, 2023 and no later than 5:00 p.m., Pacific Time, on November 25, 2023. Other specifics regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility, procedural and disclosure requirements, can be found in Section 2.13 of the Bylaws.
74	ESSEX Property Trust, Inc. 2023 Proxy Statement

Other Matters
The Board is not aware of any other matter to be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, the persons named in the enclosed proxy will act thereon in their discretion.
It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.
ESSEX Property Trust, Inc. 2023 Proxy Statement	75

Form 10-K Annual Report
UPON WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT, ESSEX PROPERTY TRUST, INC., 1100 PARK PLACE, SUITE 200, SAN MATEO, CALIFORNIA 94403, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH. A COPY OF THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE, FREE OF CHARGE, ON OUR WEBSITE AT HTTP://WWW.ESSEX.COM.
By Order of the Board of Directors,

Michael J. Schall
Chief Executive Officer and President
San Mateo, California
March 24, 2023
76	ESSEX Property Trust, Inc. 2023 Proxy Statement

APPENDIX A
Definitions and Reconciliation of Non-GAAP Financial Measures
Funds From Operations (“FFO”) and Core FFO
FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.
FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.
ESSEX Property Trust, Inc. 2023 Proxy Statement	77

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the twelve months ended December 31, 2022 and 2021.
Consolidated Funds From Operations (Dollars in thousands, except share and per share amounts and in footnotes)	Twelve Months Ended December 31,
	2022	2021	% Change
Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$408,315	$488,554
Adjustments:
Depreciation and amortization	539,319	520,066
Gains not included in FFO	(111,839)	(145,253)
Impairment loss from unconsolidated co-investments	2,105	—
Depreciation and amortization from unconsolidated co-investments	72,585	61,059
Noncontrolling interest related to operating partnership units	14,297	17,191
Depreciation attributable to third party ownership and other(1)	(1,421)	(571)
Funds from operations attributable to common stockholders and unitholders	$923,361	$941,046
FFO per share-diluted	$13.70	$13.98	-2.0%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$2,132	$203
Deferred tax (benefit) expense on unconsolidated co-investments(2)	(10,236)	15,668
Gain on sale of marketable securities	(12,436)	(3,400)
Change in unrealized losses (gains) on marketable securities, net	57,983	(33,104)
Provision for credit losses	(381)	141
Equity loss (income) from non-core co-investments(3)	38,045	(55,602)
Loss on early retirement of debt, net	2	19,010
Loss on early retirement of debt from unconsolidated co-investments	988	25
Co-investment promote income	(17,076)	—
Income from early redemption of preferred equity investments and notes receivable	(1,669)	(8,469)
General and administrative and other, net	2,536	1,026
Insurance reimbursements, legal settlements, and other, net	(5,392)	(35,234)
Core funds from operations attributable to common stockholders and unitholders	$977,857	$841,310
Core FFO per share-diluted	$14.51	$12.49	16.2%

Weighted average number of shares outstanding diluted(4)	67,374,526	67,335,261
(1)	The Company consolidates certain co-investments. The noncontrolling interest's share of net operating income in these investments for the twelve months ended December 31, 2022 was $3.3 million.
(2)	Represents deferred tax (benefit) expense related to net unrealized gains or losses on technology co-investments.
(3)	Represents the Company's share of co-investment loss (income) from technology co-investments.
(4)	Assumes conversion of all outstanding limited partnership units in the operating partnership into shares of the Company's common stock and excludes DownREIT limited partnership units.
78	ESSEX Property Trust, Inc. 2023 Proxy Statement

Net Operating Income ("NOI") and Same-Property NOI Reconciliations
NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.
In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):
	Twelve Months Ended December 31,
	2022	2021
Earnings from operations	$595,229	$529,995
Adjustments:
Corporate-level property management expenses	40,704	36,211
Depreciation and amortization	539,319	520,066
Management and other fees from affiliates	(11,139)	(9,138)
General and administrative	56,577	51,838
Expensed acquisition and investment related costs	2,132	203
Gain on sale of real estate and land	(94,416)	(142,993)
NOI	1,128,406	986,182
Less: Non-same property NOI	(76,027)	(56,267)
Same-Property NOI	$1,052,379	$929,915
ESSEX Property Trust, Inc. 2023 Proxy Statement	79

ESSEX
PROPERTY TRUST, INC.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m., Eastern Time, on May 8, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ESS2023**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m., Eastern Time, on May 8, 2023. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D96405-P85873 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ESSEX PROPERTY TRUST, INC.

The Board of Directors recommends you vote "FOR" the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Keith R. Guericke	☐	☐	☐
1b. Maria R. Hawthorne	☐	☐	☐
1c. Amal M. Johnson	☐	☐	☐
1d. Mary Kasaris	☐	☐	☐
1e. Angela L. Kleiman	☐	☐	☐
1f. Irving F. Lyons, III	☐	☐	☐
1g. George M. Marcus	☐	☐	☐
1h. Thomas E. Robinson	☐	☐	☐
1i. Michael J. Schall	☐	☐	☐
1j. Byron A. Scordelis	☐	☐	☐

The Board of Directors recommends you vote "FOR" proposals 2 and 3:	**For**	**Against**	**Abstain**
2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2023.	☐	☐	☐
3. Advisory vote to approve the Company's named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote "1 YEAR" on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. Advisory vote to determine the frequency of named executive officer compensation advisory votes.	☐	☐	☐	☐

NOTE: Also includes authorization to vote upon such other business as may properly come before the meeting and any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report/10-K are available at www.proxyvote.com.

D96406-P85873

ESSEX PROPERTY TRUST, INC.

www.virtualshareholdermeeting.com/ESS2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 9, 2023

Angela L. Kleiman and Anne Morrison (the "Proxyholders"), or either of them, each with the full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Essex Property Trust, Inc. to be held on Tuesday, May 9, 2023 at 1:00 p.m., Pacific Time, exclusively online via the Internet at www.virtualshareholdermeeting.com/ESS2023 and any postponement(s) or adjournment(s) thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

Shares represented by this proxy will be voted as directed by the stockholder. **If no such directions are indicated, the Proxyholders will have authority to vote FOR the election of all director nominees and FOR proposals 2 and 3 and 1 YEAR on proposal 4. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Annual Meeting.**

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors' recommendations, just sign and date the reverse side. You need not mark any boxes.

SEE REVERSE SIDE

Continued and to be signed on reverse side

SEE REVERSE SIDE